UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
MIRION TECHNOLOGIES, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 Proxy Statement
and Annual Meeting of Stockholders

MIRION

Partnering across the nuclear lifecycle. Supporting the future of new nuclear. Enhancing grid resilience & stability. Protecting homeland & defense teams. Empowering breakthrough science. Enabling novel medical treatments. Improving the quality of patient care.

1218 Menlo Drive
Atlanta, GA 30318
Telephone: (770) 432-2744

April 1, 2026
Dear Fellow Stockholders:

We are pleased to invite you to join us for Mirion’s 2026 Annual Stockholders' Meeting. The meeting is scheduled to take place virtually on Wednesday, May 13, 2026 at 10:00 a.m. (Eastern Time), via live webcast at www.virtualshareholdermeeting.com/MIR2026.
Momentum continues to build broadly across the nuclear power and cancer care end-markets. In the nuclear power market, power availability is becoming increasingly critical to support data center and artificial intelligence infrastructure. Similarly, in cancer care, structural factors such as an aging global population and elevating standards of care in developing markets are driving increased demand for cancer care.
In 2025 we booked a record $1+ billion of orders. This reflects a 26% increase compared to 2024, driven by both the tailwinds in our key vertical markets and our augmented capabilities. Notably, 2025 organic revenue from both our Nuclear Power and Nuclear Medicine end-markets grew double-digits.
2025 also reflected progress on our stated goal to increase our nuclear power exposure. In July, we acquired Certrec, and in December we closed on the acquisition of Paragon Energy Solutions. Both acquisitions enhance our nuclear power exposure and provide opportunities across the lifespan of both large-scale nuclear reactors and the emerging class of advanced and small modular reactors. Pro-forma commercial nuclear power revenue is now approximately 47% of Mirion revenue, up significantly from 37% prior to these acquisitions.
On behalf of our employees and Board of Directors, we thank you for your support of Mirion. We encourage you to cast your vote on the items up for vote at our 2026 Annual Stockholders’ Meeting, which are laid out in the accompanying proxy statement along with voting instructions.
Respectfully,

Thomas D. Logan
Chief Executive Officer and Chairman of the Board

1218 Menlo Drive
Atlanta, GA 30318
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________

Wednesday May 13, 2026
10:00 a.m. Eastern Time
Notice is hereby given that the 2026 Annual meeting of stockholders (the “Annual Meeting”) of Mirion Technologies, Inc., a Delaware corporation (the “Company,” “Mirion” or “we”), will be held on May 13, 2026 at 10:00 a.m. (Eastern Time), via live webcast at www.virtualshareholdermeeting.com/MIR2026. The principal business of the Annual Meeting will be to:
1.Elect directors for a one-year term;
2.Ratify the appointment of Deloitte & Touche, LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement (the “Say-on-Pay Proposal”); and
4.Transact any other business as may properly come before the meeting or any adjournment, postponement or continuation thereof.
You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 16, 2026. You may revoke your proxy at any time prior to its exercise at the Annual Meeting. To facilitate voting, Internet and telephone voting are available. The instructions for voting are on the proxy card. If you hold your shares through a bank, broker or other holder of record, please follow the voter instructions you received from the holder of record.
The 2026 Annual Meeting will be virtual. You may attend the Annual Meeting and vote your shares electronically during the Annual Meeting via live webcast at www.virtualshareholdermeeting.com/MIR2026. You will need the 16-digit control number that is printed on your proxy card, voter instruction form or notice of internet availability of proxy materials, to enter the Annual Meeting. Mirion recommends that you log in 15 minutes before the Annual Meeting to ensure you are logged in when the Annual Meeting starts. We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the "Notice and Access" rules approved by the United States Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred. Your vote is important. Please act as soon as possible to vote your shares.

By Order of the Board of Directors,
Emmanuelle Lee Executive Vice President, Secretary and Chief Legal Officer
Atlanta, GA
April 1, 2026

Nuclear Power

Acquisition of Paragon Energy Solutions expanded our nuclear power portfolio and position across existing and emerging reactor markets.

Proxy Summary
This Proxy Summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. Please read the entire proxy statement carefully before voting.
We are providing you with these proxy materials because the Board of Directors of Mirion Technologies, Inc. (the “Board”) is soliciting your proxy to vote at Mirion’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live webcast on Wednesday, May 13, 2026 at 10:00 a.m. Eastern Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MIR2026 where you will be able to listen to the meeting live, submit questions and vote online.
You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the "Annual Report"), are first being distributed and made available on or about April 1, 2026.
Unless the context otherwise requires, all references to “Mirion,” the “Company,” “we,” “us,” or “our” refer to Mirion Technologies, Inc.

2026 PROXY STATEMENT	1

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
To assist you in reviewing the proposals to be acted upon at the Annual Meeting, we call your attention to the following information. The following description is only a summary.
Meeting Details

Time and Date:	May 13, 2026 at 10:00 a.m. Eastern Time
Place:	Virtual Meeting (via live webcast at www.virtualshareholdermeeting.com/MIR2026)
Record Date:	March 16, 2026
Voting:	Stockholders of Mirion as of the record date are entitled to vote. Each share of our Class A and Class B common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting. Stockholders will vote together as a single class.

Meeting Agenda

No.	Proposal	Board Voting Recommendation	Page
1	Election of Directors Elect eight directors to our Board of Directors, each for a term of one year expiring at the 2027 annual meeting of stockholders and until such director's successor has been duly elected and qualified	FOR (each nominee)	16
2	Independent Auditor Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	42
3	Say-on-Pay Approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement	FOR	101

2026 PROXY STATEMENT	2

Questions and Answers
Questions and Answers
Why am I receiving these materials?
The Board of Directors of Mirion Technologies, Inc. is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our Annual Meeting, or at any adjournment or postponement of the Annual Meeting.
The Annual Meeting will occur on May 13, 2026 at 10:00 a.m. Eastern Time via live webcast at www.virtualshareholdermeeting.com/MIR2026.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2025. We are first making these materials available to you on the Internet on or about April 1, 2026.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following numbered proposals, and otherwise to transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof:
1.Election of Directors: To elect Thomas D. Logan, Kenneth C. Bockhorst, Robert A. Cascella, Steven W. Etzel, Lawrence D. Kingsley, John W. Kuo, Jody A. Markopoulos and Sheila Rege as directors for one-year terms;
2.Independent Auditor: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
3.Say-on-Pay: To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement.

2026 PROXY STATEMENT	3

Questions and Answers
How does the Board of Directors recommend I vote on these proposals?
The Board recommends that you vote FOR each of proposals 1, 2, and 3.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on March 16, 2026, the record date, may vote at the Annual Meeting. As of the record date, there were 244,394,562 shares of our Class A common stock and 5,864,555 shares of our Class B common stock outstanding. Each share of Class A and Class B common stock is entitled to one vote. Holders of our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement. References to our common stock shall be deemed to refer to our Class A and Class B common stock, collectively.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials (the "Notice") was sent directly to you by us. As a stockholder of record, you may vote your shares in person at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting.
How can I vote my shares?
If you are a stockholder of record, you may vote:
•Via the Internet before the Annual Meeting. Go to www.proxyvote.com or scan the QR Barcode above Use the Internet on your proxy card to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the website and follow the instructions to obtain your record(s) and to create an electronic voting instruction form. Vote by 11:59 p.m. Eastern Time on Tuesday, May 12, 2026 for shares held directly.
•By Telephone. You may vote by proxy by calling 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions. Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on Tuesday, May 12, 2026 for shares held directly.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•Via the Internet during the Annual Meeting. All stockholders as of the close of business on the Record Date can vote at the Annual Meeting via the Annual Meeting website. There will not be a physical meeting location. Any stockholder of record as of the Record Date can attend the Annual Meeting webcast by visiting www.virtualshareholdermeeting.com/MIR2026 and vote during the meeting. The Annual Meeting starts at 10:00 a.m., Eastern Time. We encourage you to allow ample time for online check-in, which will open at 9:45 a.m., Eastern Time. Please have your 16-digit control number to join the Annual Meeting webcast. Instructions on who can attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/MIR2026.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, May 12, 2026.

2026 PROXY STATEMENT	4

Questions and Answers
If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “voting instruction form” sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet before the Annual Meeting. You may vote by proxy via the Internet at www.proxyvote.com up until 11:59 p.m Eastern Time Tuesday, May 12, 2026. Follow the directions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling 1-800-690-6903 up until 11:59 p.m Eastern Time Tuesday, May 12, 2026. Have the voting instruction form provided to you by your broker, bank or other nominee in hand when you call and follow the directions.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
•Via the Internet during the Annual Meeting. In order to vote during the Annual Meeting you must go to www.virtualshareholdermeeting.com/MIR2026 and enter the 16-digit control number found in the proxy materials. If you decide to attend the Annual Meeting, you will be able to vote using the link above, even if you have previously voted by Internet, Telephone or Mail.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Mirion common stock in more than one account. You should vote via the Internet, by telephone, by mail or in person for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If no specific instructions are given, you give authority to Thomas D. Logan or Emmanuelle Lee to vote the shares in accordance with the recommendations of our Board as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Written notice to our Corporate Secretary;
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•Voting in person at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above.
How can I attend a virtual annual meeting?
The Annual Meeting will be held on Wednesday, May 13, 2026 at 10:00 a.m., Eastern Time via live webcast.
Only stockholders of record and beneficial owners of shares of Mirion common stock as of the close of business on the record date, March 16, 2026, or holders of valid proxies for such shares may participate in the Annual Meeting, including voting and asking questions during the Annual Meeting. You can attend the Annual Meeting and vote your shares in person online during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/MIR2026. You will need the 16-digit control number that is printed on your proxy card to enter the Annual Meeting. If you are a beneficial owner and do not have your 16-digit control number, contact your banker, broker or other nominee. Please note that you will not be able to physically attend the Annual Meeting in person but may attend the Annual Meeting online.

2026 PROXY STATEMENT	5

Questions and Answers
Will I be able to ask questions at the Annual Meeting?
We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our directors and members of our management team will join the Annual Meeting and be available for questions, and we are committed to answering all relevant questions we receive during the meeting. Stockholders may submit questions during the meeting through the virtual meeting platform at www.virtualshareholdermeeting.com/MIR2026 and enter the 16-digit control number found in their proxy materials. We will address questions after the voting is completed and the meeting is adjourned in order to minimize the potential impact of technical glitches on the proposals being voted upon. We will answer as many questions during the meeting as time permits, but if there are any questions that cannot be addressed due to time constraints or for any other reason, we will post answers to such questions on our website following the meeting, when permissible. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Only questions that are relevant to the purpose of the Annual Meeting or our business will be answered.
What constitutes a quorum at the Annual Meeting?
The presence, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of our common stock generally entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business, except that when specified business is to be voted on a class or series of securities voting as a separate class or series, the holders of a majority in voting power of the outstanding securities of such class or series shall constitute a quorum of such class or series. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting.
Abstentions and withhold votes are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required
1. Election of Directors	Plurality of votes present and entitled to vote on the election of directors
2. Ratification of appointment of independent registered public accounting firm	Majority of votes cast
3. The Say-on-Pay Proposal	Majority of votes cast

A “plurality,” with regard to the election of directors, means that the nominees who receive the most “For” votes cast by the holders of shares either present at the Annual Meeting or represented by proxy will be elected to our Board.
A “majority of votes cast,” with regard to each of Proposals No. 2 and No. 3 means that, to be approved, a majority of the votes cast on the proposal must be voted “For” the proposal.
None of the proposals is conditioned upon the approval of any other proposal.

2026 PROXY STATEMENT	6

Questions and Answers
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting. Under the rules of the New York Stock Exchange (the “NYSE”) without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on any of the other proposals at the Annual Meeting. Therefore, in order for your voice to be heard, it is important that you vote.
Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We also will disclose voting results on a Current Report on Form 8-K that we will file with the United States Securities and Exchange Commission (the “SEC”), within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
How can I obtain Mirion's Annual Report on Form 10-K and other financial information?
Stockholders can access our Annual Report on Form 10-K for the year ended December 31, 2025, and other financial information, on our website at ir.mirion.com under the caption "SEC Filings." Information on or accessible through our website is not incorporated by reference in this Proxy Statement. Alternatively, stockholders can request without charge a paper copy of the Annual Report (excluding exhibits) by writing to: Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, GA 30318, Attention: Corporate Secretary.
I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
We may satisfy SEC rules regarding delivery of our proxy materials, including our proxy statement, or delivery of the Notice of Internet Availability of proxy materials by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as householding. To the extent we have done so, we have delivered only one set of the proxy materials or one Notice of Internet Availability of Proxy Materials, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and/or our Notice of Internet Availability of Proxy Materials, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. To make such a request, please follow the instructions on our Notice of Internet Availability of Proxy Materials.
If your shares are held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our annual report including our Form 10-K for the fiscal year ended December 31, 2025 and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact our Investor Relations department at ir@mirion.com. Stockholders sharing an address who are receiving multiple copies of the proxy materials and/or our Notice of Internet Availability of Proxy Materials may request to receive a single copy of the proxy materials and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, by contacting our Investor Relations department at ir@mirion.com.

2026 PROXY STATEMENT	7

Questions and Answers
When are stockholder proposals for inclusion in our Proxy Statement for next year's annual meeting due?
Stockholders wishing to present proposals for inclusion in our Proxy Statement for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our principal executive offices no later than December 2, 2026. Proposals should be sent to our Corporate Secretary at 1218 Menlo Drive, Atlanta, GA 30318. We also encourage you to submit any such proposals via email to ir@mirion.com.
When are other proposals and stockholder nominations for the 2027 Annual Meeting due?
With respect to proposals and nominations not to be included in our Proxy Statement pursuant to Rule 14a-8 of the Exchange Act, our Amended and Restated Bylaws (our "Bylaws”) provide that stockholders who wish to nominate a director or propose other business to be brought before the stockholders at an annual meeting of stockholders must notify our Secretary by a written notice, which notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the immediately preceding year’s annual meeting of stockholders.
Stockholders wishing to present nominations for director or proposals for consideration at the 2027 Annual Meeting under these provisions of our Bylaws must submit their nominations or proposals so that they are received at our principal executive offices not later than January 13, 2027 and not earlier than December 14, 2026 in order to be considered. In the event that the date of the 2027 Annual Meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then, to be timely, such notice must be received by the Company no earlier than 120 days prior to the 2027 Annual Meeting and no later than the later of 70 days prior to the date of the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting was first made by the Company.
In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the advance notice bylaws for our 2027 Annual Meeting, then we must receive proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act and our Bylaws to our principal executive officers no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2027 Annual Meeting, no later than March 16, 2027). However, if the 2027 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s annual meeting, then notice must be provided no later than the close of business on the later of the 60th day prior to the date of the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
Nominations or proposals should be sent in writing to our Corporate Secretary at 1218 Menlo Drive, Atlanta, GA 30318. A stockholder’s notice to nominate a director or bring any other business before the Annual Meeting or the 2027 Annual Meeting must set forth certain information, which is specified in our Bylaws.
Whom should I contact if I have additional questions?
You can contact our Investor Relations department at ir@mirion.com. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These filings are available on the Investor Relations page of our corporate website at www.ir.mirion.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and schedules and amendments thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to: Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, GA 30318, Attention: Investor Relations.

2026 PROXY STATEMENT	8

Internet Availability of Proxy Materials

Nuclear Power

Acquisition of Certrec strengthened our regulatory compliance and digital integration capabilities across nuclear power and the broader energy markets.

2026 PROXY STATEMENT	9

Internet Availability of Proxy Materials

Internet Availability of Proxy Materials
As permitted by the rules of the SEC, we are using the internet as a means of furnishing proxy materials to our stockholders. We believe this method will make the proxy distribution process more efficient, lower costs and help in conserving natural resources.
On or about April 1, 2026, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this Proxy Statement and our annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy and voting instruction card to be able to vote through the internet or by telephone. Other stockholders, in accordance with their prior requests, and employees with regular access to email have received email notification of how to access our proxy materials and vote via the internet or by telephone or have been mailed paper copies of our proxy materials and a proxy and voting instruction card.
Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting To Be Held on May 13, 2026.

This Proxy Statement and annual report are available at www.proxyvote.com.
Information and reports on our website to which we refer in this proxy statement will not be deemed a part of, or otherwise incorporated by reference into, this proxy statement.
Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.

2026 PROXY STATEMENT	10

Corporate Governance
Corporate Governance
Board of Directors Leadership Structure
Our business and affairs are organized under the direction of the Board. Our Board recognizes that our success over the long term requires a robust and balanced governance framework. In addition, because our Chairman is not independent, our Board of Directors adopted Corporate Governance Guidelines that provide for a position of Lead Independent Director. Currently, Thomas D. Logan is the Chairman of our Board and our CEO and Kenneth C. Bockhorst is our Lead Independent Director.
The primary responsibilities of the Board of Directors are to provide oversight, strategic guidance, counseling and direction to management. The Board of Directors meets on a regular scheduled basis and also as required. Our Board holds separate executive session meetings for independent directors without management present at the end of regularly scheduled Board meetings.
We believe this leadership structure is best for our company and our stockholders at this time, that there is good communication between management and our non-employee directors, and that our non-employee directors are able to carry out their oversight responsibilities effectively. The relatively small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters.
Board Refreshment and Succession Planning
Our Board has delegated to our Nominating and Corporate Governance Committee the responsibility to recommend nominees for election as directors at the annual meeting of stockholders and to fill any vacancy on our Board in accordance with its charter and our Corporate Governance Guidelines. To ensure it selects candidates who will contribute to Board effectiveness and the continued fulfillment of our purpose, our Nominating and Corporate Governance Committee actively plans for Board succession and refreshment throughout the year. In doing so, the Committee considers the Company's long-term strategy and business model, including skills and experience needed to oversee our growth priorities, capital allocation and M&A strategy, operating performance, and risk profile in highly regulated end markets. The Nominating and

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Corporate Governance
Corporate Governance Committee also considers the results of our annual Board self-assessment and evaluates the Board’s composition and each director’s skill set to determine how directors' and candidates' capabilities, skills and experiences are complementary and aligned with the long-term needs of our Board.
Board Qualifications
Our Nominating and Corporate Governance Committee selects individuals for nomination to our Board based on multiple criteria, with a focus on the mix of qualifications, expertise and experiences needed to oversee the Company's long-term strategy and value creation. In evaluating board composition, the Committee considers, among other things, leadership experience and judgment; finance and capital allocation; technology and cybersecurity; and sector-and market-specific experience in our end markets, including nuclear power and medical technologies, as well as experience in regulated environments and global operations, The Committee seeks directors whose skills and perspectives are complementary so that, taken together, the Board has the breadth and depth of experience to provide effective oversight of strategy, risk management, and management execution. Nominees for director must:
•Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.
•Have a genuine interest in Mirion and recognition that as a member of our Board, each director is accountable to all of our stockholders, not to any particular interest group.
•Have a background that demonstrates an understanding of business and financial affairs.
•Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to Mirion and our stockholders.
•Have the ability and be willing to spend the time required to function effectively as a director.
•Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with Mirion as a director.
•Have independent opinions and be willing to state them in a constructive manner.
Our Corporate Governance Guidelines accordingly reflect that the Nominating and Corporate Governance Committee considers an individual's qualities, performance and professional responsibilities, as well as the overall composition of the Board including, but not limited to, diversity of experience, skill set, background and other attributes, in light of the Company's long-term strategy and business model, and the challenges and needs of the Board at that time. As a majority of our Board must consist of individuals who are independent, a nominee's ability to meet the independence criteria established by the NYSE is also a factor in the nominee selection process.
For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies set forth in this proxy statement.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for identifying and evaluating candidates for board service and recommending nominees to the full board. Potential candidates may be identified from a variety of sources, including recommendations from current directors and senior management, as well as through the use of professional search firms and other external resources, as the Committee deems appropriate, to help broaden the pool of qualified candidates and to assist in identifying and/or assessing individuals with skills and experiences aligned with the Company's long-term strategy. The Committee will also consider candidates for director recommended by stockholders so long as the recommendations comply with the requirements of our Amended and Restated Certificate of Incorporation, our Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. When evaluating candidates the Nominating

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Corporate Governance
and Corporate Governance Committee considers the criteria described above under "Corporate Governance - Board Qualifications".
Stockholders Recommendation and Nomination of Directors
Stockholders wishing to recommend a candidate for nomination should submit the name of the candidate to our Corporate Secretary at our principal executive offices, together with biographical information and background material sufficient for the Nominating and Corporate Governance Committee to evaluate the recommended candidate based on its selection criteria described under "Corporate Governance — Board Qualifications," and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date the recommendation is made. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will apply the same criteria, and follow substantially the same process, in considering each qualifying stockholder recommendation as it does in considering other candidates.

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Corporate Governance
Profile of our Board
Our Board is comprised of directors who bring a broad range of backgrounds, qualifications, skills, and experiences that collectively support effective oversight, strategic guidance and long-term value creation. This skills based approach and diversity of perspectives contributes to a well-rounded Board that we believe is uniquely positioned to help drive innovation, enhance our understanding of our stakeholders priorities and generally contribute to better informed and effective decision-making. Embracing differences and welcoming everyone are core values embedded in our culture and fundamental to our business and operations. We believe that a Board reflecting diverse business and professional experiences, skills, talents, expertise, educational backgrounds and other attributes strengthens overall Board effectiveness and performance, enhances dialogue, and supports long-term stockholder value and improved governance outcomes.
Our Board currently consists of eight highly qualified and actively engaged members. Except for our Chief Executive Officer, all directors meet the independence standards of the NYSE listing standards. Consistent with our Corporate Governance Guidelines, the Board regularly evaluates its composition to ensure an appropriate balance of fresh perspectives and relevant industry and subject matter expertise. Given the complexity of our business we believe effective oversight requires directors with deep knowledge of our industry, operational challenges, and strategic priorities. The breadth of our directors' experiences enables valuable insight into, and robust oversight of, our senior management team.
Board Profile Matrix Summary

	Kenneth C. Bockhorst	Robert A. Cascella	Steven W. Etzel	Lawrence D. Kingsley	John W. Kuo	Thomas D. Logan	Jody A. Markopoulos	Sheila Rege
Age	53	71	65	63	62	65	54	60
Tenure (years)	4.5	4.5	4.5	4.5	4.5	4.5	4.5	3.5
Independent	1	1	1	1	1		1	1
Below is a summary of key skills and areas of experience that the Board considers most relevant to effective oversight and long-term value creation. Individual directors possess multiple areas of expertise and the Board collectively maintains strong coverage across all competencies.

Public Company Leadership ●●●●●●●○	Finance/Accounting ●●●●●○○○	Capital Markets ●●●●●●○○
M&A ●●●●●●●●	Industrial/Nuclear Power Industry ●●●●○○○○	Medical Device ●●●●●○○○
Sales & Marketing, incl. Int'l Markets ●●●●●●○○	Software/Cybersecurity ●●●●●○○○	Corporate Responsibility ●●●●●○○○
Public Company Board Experience ●●●●●●○○	Compliance/Regulatory ●●●●○○○○	Supply Chain ●●●●○○○○
The Board has identified the following experiences and skills as particularly important to the effective oversight and execution of our strategy and long-term value creation.
Experience and Skills Relevant to Successful Oversight of our Strategy
•Capital Markets/M&A. Directors with relevant experience in capital markets and strategic transactions contribute valuable perspective on capital allocation, strategic growth opportunities and transaction execution, enabling effective oversight of financing decisions and long-term creation.
•Industrial/Nuclear Power Industry. Directors with relevant experience in the industrial and nuclear power industry bring an understanding of the operational, financial, and regulatory considerations that are

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Corporate Governance
critical to navigating complex, highly regulated environments and supporting disciplined execution of our strategy.
•Medical Device. Directors with relevant medical device experience provide insight into innovation-driven medical markets and highly regulated medical product lifecycles, supporting the Board's oversight of regulatory compliance, product development, and commercialization strategies.
•Sales & Marketing, including International Markets. Directors with relevant sales and marketing experience, including in international markets provide perspective on customer engagement, market expansion, and global operations, supporting oversight of revenue growth and competitive positioning.
•Public Company Board Experience. Directors with prior public company board service bring broadened perspectives derived from exposure to different leadership styles, corporate cultures and business models, and deeper the Board's collective understanding of governance practices, board dynamics and director expectations.
In addition to the skills relevant to overseeing our strategy, the Board has identified the following experiences as important to effective oversight, governance and risk management.
Experience and Skills Relevant to Effective Oversight, Governance and Risk Management
•Public Company Leadership. Directors who have served in relevant leadership positions bring valuable experience in governance, strategic planning, and execution, enabling effective oversight of management performance, organizational leadership and long-term value creation.
•Finance/Accounting. The Board values an understanding of finance and financial reporting processes given the importance we place on accurate financial reporting, internal controls and compliance. Directors with this expertise support oversight of financial integrity and risk management.
•Software/Cybersecurity. Given the importance of information security, the Board values directors with experience in identifying and managing cybersecurity and data security risks. This expertise supports oversight of the Company's efforts to protect customer, employee, vendor and non-public Company information. The Board considers cybersecurity expertise to include education, certifications and/or professional experience related to managing cybersecurity risks.
•Corporate Responsibility. In connection with the Company's Corporate Responsibility goals and initiatives, the Board values directors with a strong understanding and experience in environmental and sustainability related matters, supporting oversight of related risks, disclosures and long-term value considerations. The Board considers relevant expertise to include education, certifications and/or professional experience.
•Compliance/Regulatory. The Company operates in a complex regulatory environment across multiple jurisdictions. Directors with regulatory, legal, risk management and compliance experience provide important perspectives in overseeing regulatory compliance, risk mitigation and ethical business practices.
•Supply Chain. Directors with an understanding of global supply chains bring valuable insight into operational resilience and risk management supporting oversight of supply chain continuity and related operational risks.

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Proposal No. 1 - Election of Directors

Cancer Care

Partnership with the Foundation for the National Institutes of Health (FNIH) advanced collaborative innovation in radiopharmaceutical therapy.

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Proposal No. 1 - Election of Directors
Proposal No. 1
Election of Directors
Our Amended and Restated Certificate of Incorporation provides that our Board must consist of the number of directors fixed from time to time by resolution of our Board. Our Board currently consists of eight (8) members. Each director holds office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each director must be elected annually by the stockholders and serves for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director was elected.
The table below sets forth information with respect to our directors as of April 1, 2026:

Name	Age	Position	Joined our Board
Thomas D. Logan	65	Chairman, Founder and Chief Executive Officer	October 2021
Kenneth C. Bockhorst(1)(3)	53	Director and Lead Independent Director	October 2021
Robert A. Cascella(2)(3)	71	Director	October 2021
Steven W. Etzel(1)(2)	65	Director	October 2021
Lawrence D. Kingsley(2)(3)	63	Director	October 2021
John W. Kuo(2)(3)	62	Director	October 2021
Jody A. Markopoulos(1)(3)	54	Director	October 2021
Sheila Rege(1)(2)	60	Director	September 2022

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Nominating and Corporate Governance Committee.
Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the entire Board for re-election. Biographical information for each director nominee is contained in the following section. If elected at the Annual Meeting, each of these nominees will serve for a one-year term expiring at the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If any nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our Board chooses to reduce the number of directors serving on our Board. Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" the re-election of all current directors.

VOTE REQUIRED
For the election of directors, the nominees receiving a plurality of the votes (the most “FOR” votes) from the holders of shares of our Class A common stock and Class B common stock, voting together as a single class, present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected as directors to hold office until the 2027 Annual Meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Withhold votes and broker non-votes will have no effect on the election of directors.
The Board recommends a vote "FOR" the election of Thomas D. Logan, Kenneth C. Bockhorst, Robert A. Cascella, Steven W. Etzel, Lawrence D. Kingsley, John W. Kuo, Jody A. Markopoulos and Sheila Rege.

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Proposal No. 1 - Election of Directors
Director Biographies
The following is a brief biographical summary of the experience of our directors and director nominees:
Thomas D. Logan is the Founder of Mirion, and has served as its Chief Executive Officer since 2005. He has served as a member of Mirion's Board of Directors since 2005 and as the Chairman of the Board since February 2025. Prior to joining Mirion, Mr. Logan served as Chief Executive Officer for Global Dosimetry Solutions, a radiation dosimetry provider, from 2004 to 2005. Prior to 2004, Mr. Logan served as President of BAF Energy, CFO of E-M Solutions and of BVP, Inc. and prior to that, held various finance leadership positions at Chevron. Mr. Logan has more than 30 years of energy industry experience, as well as extensive experience within the contract manufacturing and consumer products industries. Mr. Logan received a M.B.A. and a B.S. from Cornell University. We believe Mr. Logan’s extensive history with Mirion, as well as his business expertise, qualify him to serve on our Board of Directors.

Steven W. Etzel served as Senior Vice President and Chief Financial Officer of Rockwell Automation, Inc., a company focused on industrial automation and information, from November 2020 to February 2021, and subsequently as Senior Vice President, Finance of Rockwell until his retirement in April 2021. Mr. Etzel joined Rockwell in 1989 and served in various positions, including Vice President and Treasurer from 2007 to 2020 and Vice President, Finance from October 2020 to November 2020. Mr. Etzel received his Bachelor of Science degree in Business Administration from Pennsylvania Western University (formerly known as Clarion University of Pennsylvania) and earned a CERT Certificate in the Cyber-Risk Oversight Program from the National Association of Corporate Directors. Mr. Etzel is a CFA® charterholder. We believe Mr. Etzel’s extensive financial and management experience, including financial reporting, internal controls, investor relations, financial planning and analysis, capital markets financing transactions, mergers and acquisitions and risk management provides him with the qualifications and skills to serve on our Board of Directors.

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Proposal No. 1 - Election of Directors
Kenneth C. Bockhorst currently serves as the Chairman, President and Chief Executive Officer of Badger Meter, Inc., a global provider of industry leading smart water solutions that optimize operations and enhance sustainability across a wide range of customer applications. Mr. Bockhorst joined Badger Meter in October 2017 as Chief Operating Officer, was promoted to President in April 2018, Chief Executive Officer in 2019 and Chairman of the Board in 2020. Prior to Badger Meter, he served six years at Actuant Corporation, a diversified industrial company (now named Enerpac Tool Group), last as Executive Vice President of the Energy segment. Prior to Actuant, he held product management and operational leadership roles at IDEX and Eaton. Mr. Bockhorst received an M.B.A. from the University of Wisconsin - Madison and a B.A. from Marian University in Operations Management, Marketing and Human Resources. We believe Mr. Bockhorst's extensive operational experience with diversified industrial companies provides him with the qualifications and skills to serve on our Board of Directors.

Robert A. Cascella retired from the position of Strategic Business Development Leader for Royal Philips, a public Dutch healthcare company effective as of December 31, 2021. He had held this position since May 2020. From April 2015 to April 2020, he served as Executive Vice President and Chief Business Leader (CEO) of Philips’ Diagnosis and Treatment and Precision Diagnosis businesses. He also served on Philip’s Executive Committee from January 2016 to April 2021. Prior to Philips, Mr. Cascella served at Hologic, Inc., a public medical device and diagnostics company, from February 2003 to December 2013 as its president and later CEO. He has also held senior leadership positions at CFG Capital, NeoVision Corporation and Fischer Imaging Corporation. Mr. Cascella has served on the board of Koru Medical Systems since June 2022, as the chair of the board of Neuronetics, Inc. since April 2021, on the board of Metabolon, Inc. since September 2020 and on the board of Celestica Inc. since April 2019, where he has also served as chair of the Compensation Committee since July 2021. Mr. Cascella received a B.A. in accounting from Fairfield University. We believe Mr. Cascella's extensive medical device and healthcare business experience, as well as his experience serving on other public company boards, provide him with the qualifications and skills to serve on our Board of Directors.

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Proposal No. 1 - Election of Directors
Lawrence D. Kingsley currently serves as the independent Non-Executive Board Chair of IDEXX Laboratories, Inc., a public company, since November 2019 and as an Advisory Director to Berkshire Partners LLC, an investment company, since May 2016. Mr. Kingsley also currently serves as a Director of Polaris Industries Inc., a public company, since January 2016, Consolidated Precision Products Corporations, a private company, since September 2019 and Harvey Performance Company, a private company, since September 2023. Prior to joining IDEXX Laboratories, Inc., Mr. Kingsley served as Chairman of Pall Corporation from October 2013 to August 2015 and as President and Chief Executive Officer of Pall Corporation from October 2011 to August 2015 until Danaher Corporation, a public company, acquired Pall Corporation in August 2015. Before his experience at Pall Corporation, Mr. Kingsley served as the Chief Executive Officer and President of IDEX Corporation, a public company specializing in the development, design and manufacture of fluid and metering technologies, health and science technologies and fire, safety and other diversified products, from March 2005 to August 2011, and the Chief Operating Officer of IDEX Corporation from August 2004 to March 2005. Mr. Kingsley previously served as a Director of Pall Corporation from October 2011 to August 2015, Cooper Industries plc (formerly Cooper Industries Ltd.), a public company, from 2007 to 2012 and IDEX Corporation from 2005 to 2011. He was also a director of Rockwell Automation, Inc. from 2013 to 2021. Mr. Kingsley served in various positions of increasing responsibility at Danaher Corporation, including Corporate Vice President and Group Executive from March 2004 to August 2004, President of Industrial Controls Group from April 2002 to July 2004 and President of Motion Group, Special Purpose Systems from January 2001 to March 2002. Mr. Kingsley also previously held management positions of increasing responsibility at Kollmorgen Corporation and Weidmuller Incorporated. Mr. Kingsley received an undergraduate degree in Industrial Engineering and Management from Clarkson University and an M.B.A. from the College of William and Mary.
We believe that Mr. Kingsley’s strong executive leadership and operational skills, in-depth knowledge of and experience in strategic planning, corporate development, and operations analysis and experience serving on other public company boards provide him with the qualifications and skills to serve on our Board of Directors.
John W. Kuo was the Chief Legal Officer of Visby Medical, a privately held molecular diagnostic company from September 2021 until his retirement in October 2022. Previously, he was the Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary of Charles River Laboratories, a NYSE-listed, Fortune 1000 global contract drug research and development company, from May 2020 to September 2020. Before that, Mr. Kuo was the Senior Vice President, General Counsel and Corporate Secretary of Varian Medical Systems, a NYSE-listed, Fortune 1000 global cancer therapy/radiation therapy company, from July 2005 to May 2020. He also previously served in senior expatriate roles in Europe and Asia in the energy and high technology industries, respectively. Mr. Kuo received his J.D. from the University of California, Berkeley School of Law and his B.A. in Biology & Society from Cornell University. Mr. Kuo earned a certificate from the AEA/Stanford Executive Institute, Stanford Graduate School of Business, as well as a CERT Certificate in the Cyber-Risk Oversight Program from the National Association of Corporate Directors. We believe that Mr. Kuo’s over 15 years of experience as an executive in Fortune 1000 life sciences companies, his familiarity with the radiation

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Proposal No. 1 - Election of Directors
therapy industry, his global perspective and international market expansion experience, his deep understanding of regulated industries, his management experience in scaling global functions and his expertise in legal and corporate governance matters provide him with the qualifications and skills to serve on our Board of Directors.
Jody A. Markopoulos is currently an independent consultant. Previously, Ms. Markopoulos served as the Chief Operating Officer of Eos Energy Enterprises, Inc., a provider of battery storage solutions for the electric utility industry from March 2021 to November 2021. Previously, she spent 26 years in multiple operating leadership positions at General Electric and Baker Hughes. She served as Chief Supply Chain Officer at Baker Hughes, a GE company at the inception of the newly merged public company, responsible for manufacturing and supply chain operations, from 2017 to 2018, and then as Chief Transition Officer from 2018 to 2020, responsible for executing the orderly transition from GE. At General Electric, she served as Chief Operations Officer at GE Oil & Gas from 2015 to 2017, President and CEO of GE Intelligent Platforms, an industrial automation, controls and software company from 2011 to 2014, and as Vice President of Sourcing at GE Energy from 2005 to 2011. Ms. Markopoulos has served as a board director at White Cap since September 2022 and is a member of their audit and compensation committees. Ms. Markopoulos received a B.S. in Interdisciplinary Engineering and Management from Clarkson University. We believe Ms. Markopoulos’s over 25 years of experience in the energy sector and power generation industry, including nuclear power, and her deep operating executive experience, provide her with the qualifications and skills to serve on our Board of Directors.
Dr. Sheila Rege is a board-certified radiation oncologist and the Founder and former Chief Executive Officer of Northwest Cancer Clinic, a provider of radiation oncology and nuclear medicine services, which opened in 2012. Dr. Rege currently sits on the American Medical Association Board of Trustees and serves on the American Society for Radiation Oncology (ASTRO) Radiopharmaceutical Therapy Committee. From 2007 to 2019, Dr. Rege sat on the Board of Directors of Physicians Insurance, serving as the Chair of the Nominating Committee and a member of the Compensation, Executive and CEO Succession Committees. Dr. Rege, a Washington State University (WSU) faculty member, has received recognitions including the American College of Radiation Oncology (ACRO) 2023 Gold Medal Award, American Medical Association Inspiration Award in 2021, the Private Company Boardroom 2022 “Directors to Watch,” the ACRO 2022 Sucha Asbell Mentorship Award, and has been recognized as a “Top Oncologist” by the Consumer Research Council of America in 2012. Dr. Rege earned a CERT Certificate in the Cyber-Risk Oversight Program from the National Association of Corporate Directors. Dr. Rege received her B.A. from the University of California, Berkeley, her M.D. from the University of California, Los Angeles, and her M.S. in Finance from the University of the Cumberlands. We believe Dr. Rege’s extensive radiation oncology and healthcare business experience qualify her to serve on our Board of Directors.

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Corporate Governance Framework

Corporate Governance Framework
We are proud of our commitment to sound corporate governance and high ethical standards, and we believe that this commitment has contributed to our success in building long-term value for our stockholders and other stakeholders by:
•Strengthening Board and management accountability and effectiveness;
•Promoting alignment with the long-term interests of our stockholders and other stakeholders; and
•Helping to maintain our stockholders’ and other stakeholders’ trust in our Company.
Our corporate governance framework includes our corporate governance documents and practices, it provides the structure that enables our Board to provide effective oversight and counsel for the Company.
Governance Documents
We believe that good corporate governance is important to ensure that Mirion is managed for the long-term benefit of our stockholders. Our Nominating and Corporate Governance Committee will periodically review and

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Corporate Governance Framework
reassess our Corporate Governance Guidelines and overall governance structure. Complete copies of our current Board committee charters and our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our investor relations website, at ir.mirion.com/corporate-governance/governance-documents. We will post any amendments on the same website. Information on, or accessible through, our website is not incorporated by reference in this Proxy Statement.
Code of Ethics and Business Conduct
We have adopted a Code of Ethics and Business Conduct that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. We also maintain separate versions of our Code of Ethics and Business Conduct that apply to our channel partners and suppliers. The full text of our Company Code of Ethics and Business Conduct is available on the investor relations page on our website at ir.mirion.com/corporate-governance/governance-documents. The supplier version of our Code of Conduct is available on the legal page of our website at mirion.com/legal. We will post any amendments to the different versions of our Code of Ethics and Business Conduct at the same website locations. Information on, or accessible through, our website is not incorporated by reference in this Proxy Statement.
Prohibition on Hedging and Stock Pledging
Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Hedging transactions may permit a director, officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other stockholders. Therefore, directors, officers and employees are prohibited by our Insider Trading Policy from engaging in any such transactions.
In addition, pledged securities may be sold by the pledgee without the pledgor’s consent under certain conditions. For example, securities held in a margin account may be sold by a broker without the customer’s consent if the customer fails to meet a margin call. Because such a sale may occur at a time when an employee or a director has material inside information or is otherwise not permitted to trade in Company securities, the Company prohibits employees, officers and directors from pledging Company securities in any circumstance, including by purchasing Company securities on margin or holding Company securities in a margin account. As of the record date, there are no outstanding pledges by any Company officers or directors.
Stockholder Communication and Outreach
We value the views of our stockholders and believe that building positive relationships with our stockholders is critical to our long-term success. It allows us to convey our strategy for long-term value creation and sustainable financial performance. It also helps us to understand what is top-of-mind for our stockholders. We engage with stockholders through phone calls, attendance at investor conferences, presentations, and individual meetings both in-person or virtual. Following our December 2024 Investor Day, held at the New York Stock Exchange, we experienced increased investor interest throughout 2025. Our management team met with representatives from many of our top institutional shareholders and engaged with stockholders on topics as varied as our business strategy, financial performance, market tailwinds from nuclear power and cancer care, investment in research and development, executive compensation, governance and sustainability matters. We routinely report to the Board on the substance and nature of these stockholder discussions.
We also provide additional avenues for our stockholders and other investor constituencies to communicate with us. Written communications may be submitted to ir@mirion.com, or by writing to Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, GA 30318 Attention: Investor Relations.

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Corporate Governance Framework
Corporate Responsibility
Our culture and core values are central to how we operate and grow as a company. As part of our culture, we recognize the importance of corporate responsibility to our employees, customers and stockholders. With the support and oversight of our Board, we seek to manage material sustainability-related risks and opportunities and to operate a business model that is positioned to create long-term value in our highly regulated nuclear and medical end markets.
Our Nominating and Corporate Governance Committee, working together with our Compensation and Audit Committees, is responsible for overseeing the Company's governance matters. Internally, members of our senior leadership team provide tactical day-to-day management, with sponsorship and oversight from our Chief Financial Officer. Additional subject matter experts from areas such as investor relations, finance, government affairs, R&D, product management, legal and compliance are engaged on a regular basis to provide their insight and expertise to relevant topic areas.
Corporate Sustainability
Our mission is to harness our unrivaled knowledge of ionizing radiation for the greater good of humanity. Mirion is committed to being a responsible steward of the environment and to managing environmental risks and opportunities relevant to our operations and the markets we serve. We understand that environmental management is important to our stakeholders (employees, customers, stockholders) and we care about the environmental impact we have on the communities in which we operate. In addition, we recognize the importance of the management of natural resources. Protection of the natural environment is part of our goal to conduct our business in a safe and responsible manner, and we strive to improve our own environmental performance through the carefully managed use of natural resources and compliance with all applicable environmental laws and regulations. Our engineers are helping to modernize nuclear power for a cleaner world by transitioning legacy systems to digital platforms and laying the groundwork for artificial intelligence and predictive intelligence to help elevate nuclear plant safety and reliability.
Underlying our mission is our core belief that nuclear technologies will play a critical role in the transition to meeting rising electricity demand and providing innovative healthcare solutions. Our Nuclear & Safety products and services protect people, property and the environment from the potentially harmful effects of ionizing radiation, specifically when utilized in electric energy production. Our Medical products, including software, and services find applications in nuclear medicine, radiation therapy and imaging diagnostics. They support and enhance life-saving medical procedures for patients and protect the healthcare providers who administer them.
Looking inward, we are committed to creating positive change through sustainable and responsible operations. All Company sites strive for safety, quality, delivery, and cost targets from the organizational level to the product level. Four of our largest production sites maintain ISO 14001 Environmental Management Systems. Environmental impact is currently monitored at the facility level, and we are planning to start monitoring and collecting energy consumption data at each of our facilities to identify areas of improvement and implement energy-saving initiatives.
Human Capital, Supply Chain and Human Rights
We are committed to our employees and aim to be an employer of choice in all industries in which we operate. We seek to attract, engage, develop and retain talented employees who are aligned with and passionate about our mission and our values (Integrity, Commitment, Accountability, Respect and Exploration).
We seek to continuously improve our inclusive and ethical culture by supporting a diversity of backgrounds, experiences and perspectives in our workforce and promoting an engaging workplace that encourages participation and inclusion of all employees. We organize regular employee engagement surveys to collect feedback, better understand and improve employees' experiences and identify opportunities to strengthen our culture.

2026 PROXY STATEMENT	24

Corporate Governance Framework
We are always looking inward to ensure a supportive environment for all of our employees and provide locally competitive compensation and benefits and promote growth and development opportunities. Our compensation programs, practices and policies reflect our commitment to reward short- and long-term performance. The professional development of our employees is critical to our Company success and we provide employees with a wide range of development opportunities, including but not limited to a Mentorship Program, product and sales training, as well as compliance training including on the topics of cybersecurity, artificial intelligence, and workplace safety. We have a well established Volunteer Time Off Program globally as well as a Parental Leave Policy for U.S. employees, and we also publish global mental health resources for all employees.
As a company that manufactures devices to keep others safe, we place great focus on the safety of our own employees. Safety is a key consideration in our manufacturing processes. All facilities are expected to comply with local safety laws and regulations and maintain comprehensive safety programs, including corrective action processes and emergency response plans. Employees undergo regular health and safety training to ensure compliance with, and communication of, safety policies and procedures.
We are committed to respecting, protecting, and promoting human rights and freedoms within our own operations and supply chain. We maintain a Human Rights Policy that outlines our human rights expectations for our operations worldwide. All employees, agents and other Company representatives are expected to comply with all human rights standards, laws and regulations of every country in which Mirion operates. Our policy statement further defines our expectations around prohibition of harassment, freedom of association, health and safety, and freedom of engagement.
We launched a Supplier Code of Conduct to flow through to our vendors our expectation that they operate in a socially and environmentally friendly manner, in compliance with our own Code of Ethics and Business Conduct and Human Rights Policy. Our Supplier Code of Conduct was built upon our pre-existing Statement on Modern Slavery and Human Trafficking targeting slavery, forced labor, child labor and other forms of human trafficking and human rights violations. It added prohibitions against unfair wages or unsafe working conditions and other unethical business practices, including with regard to the environment, and offers a channel for supplier workers or other interested parties to report concerns or violations directly to us.
Corporate Governance and Ethics
We are committed to sound and ethical governance practices that benefit all of our constituencies, including our stockholders, employees, customers and other business partners. Our Board has adopted Corporate Governance Guidelines that provide an effective framework for Board oversight. Our Nominating and Corporate Governance Committee regularly assesses the corporate governance regulatory landscape, including policy developments of proxy advisory firms, to identify emerging best practices that could benefit our Company if implemented, thereby enhancing the creation of long term stockholder value.
As a result of such work, the Nominating and Corporate Governance Committee has recommended, and the Board has approved, the following corporate governance and ethics related improvements since the Company became public:
•Adopting a Stock Ownership Policy (See "Other Compensation Governance Practices - Stock Ownership Policy");
•Adopting a Clawback policy (See "Other Compensation Governance Practices - Clawback Policy")
•Appointing a Lead Independent Director;
•Adopting and publishing a Supplier Code of Conduct to flow through to our vendors the tenets of our Company Code of Ethics and Business Conduct and augment our prior Statement on Modern Slavery and Human Trafficking;
•Amending the Charter of the Nominating and Corporate Governance Committee to give such committee oversight of Corporate Sustainability matters (See "Board Oversight of Corporate Sustainability Matters"); and

2026 PROXY STATEMENT	25

Corporate Governance Framework
•Amending the Charter of the Audit Committee to give such committee oversight of cybersecurity risk (See "Board Oversight of Cybersecurity Risk Management").

Specifically, in addition to the above Governance developments disclosed in our last proxy statement, in 2025 our Nominating and Corporate Governance Committee has recommended, and the Board has approved, the following corporate governance and ethics related improvements to enhance our commitment to sound governance practices:
•Amending the Charter of the Audit Committee to give such committee oversight of the enterprise risk management ("ERM") framework and governance process;
•Amending the Corporate Governance Guidelines to address policy developments;
•Amended the Nominating & Corporate Governance Committee charter to address policy developments and give the committee oversight over government affairs;
•Amended the Compensation Committee charter to memorialize the committee's responsibilities to include review of Say-on-Pay voting and oversight of policies and strategies related to talent, human capital management, employee engagement, retention and culture;
•Amended the Code of Ethics and Business Conduct to add sections on artificial intelligence, cybersecurity and ethics ambassadors and updated sections on political contributions, discrimination and harassment and conflicts of interest;
•Amending the Corporation's Insider Trading Policy to update list of preapproved transactions and require audit committee and board approval for amendments to the policy; and
•Amending the Public Disclosure Policy to clarify material non public information and require audit committee and board approval for amendments to the policy.
Role of Board in Risk Oversight
The Board provides oversight of the Company's ERM framework and processes management uses to identify, monitor, and manage business and material risks. Management is responsible for the day-to-day risk management and for maintaining an ERM program that includes (i) risk identification and assessment, (ii) assignment of ownership and accountability, (iii) mitigation planning and execution, and (iv) escalation and reporting to the Board and its committees. The Board and its committees receive regular updates regarding the Company's principal risks and related mitigation activities.
The Audit Committee assists the Board in the overseeing risk management, including the integrity of financial reporting, compliance, legal and regulatory matters, internal controls , and the governance of the ERM program. Through its regular meetings with management, including the finance, legal and compliance, internal audit, ERM and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for our Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management. In connection with these responsibilities, in addition to receiving relevant management reporting, the independent directors have regular opportunities to meet in executive session without management present. The Board and its committees may also engage independent outside advisors, as appropriate, to provide additional expertise and support effective oversight. The Board's risk oversight approach is integrated with its oversight of strategy. As the Company's strategy evolves and as the external environment shifts, the Board expects management to reassess the Company's risk profile, update mitigation plans and controls, and refine the cadence and content of reporting to ensure the Board continues to receive timely, decision-useful information.

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Corporate Governance Framework
Board Meetings and Committees
Our Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board. Each committee is governed by a written charter. Each committee charter is posted on our website at ir.mirion.com/corporate-governance. From time to time, our Board may also establish other, special committees when necessary to address specific issues and any changes are communicated to stockholders by posting them on the Company's website. Information or, or accessible through, our website is not incorporated by reference in this Proxy Statement.
Our Board met eight times during 2025, and each director attended at least 75% of the Board and committee meetings on which they serve. Directors are encouraged to attend the annual stockholders' meeting and all Company directors attended the 2025 annual stockholder meeting.

2026 PROXY STATEMENT	27

Corporate Governance Framework
Audit Committee
Our Board’s Audit Committee met eight times in 2025. Our Audit Committee consists of Steven W. Etzel, Kenneth C. Bockhorst, Jody A. Markopoulos, and Sheila Rege, with Steven W. Etzel serving as the chair of the committee. Our Board has determined that Steven W. Etzel, Kenneth C. Bockhorst, Jody A. Markopoulos and Sheila Rege are “independent” as defined under applicable NYSE listing standards, including the standards specific to members of an Audit Committee, and Rule 10A-3 of the Exchange Act, and are financially literate.

Our Board has also determined that Steven W. Etzel qualifies as an Audit Committee financial expert within the meaning of SEC regulations and has accounting and financial management expertise with the meaning of the NYSE listing rules. In making this determination, our Board considered Steven W. Etzel’s formal education and previous and current experience in financial and accounting roles. Our independent registered public accounting firm and management periodically meet privately with the Audit Committee.
The Audit Committee is responsible for, among other things:

•Appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•Discussing with our independent registered public accounting firm their independence;
•Reviewing with our independent registered public accounting firm the scope and results of their audit;
•Approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•Overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•Reviewing our policies on risk assessment and risk management;
•Reviewing our management of cybersecurity, artificial intelligence and ERM risks;
•Reviewing related party transactions;
•Designing and implementing the internal audit function;
•Overseeing our financial and accounting controls and compliance with legal and regulatory requirements; and
•Establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
Our Board’s Compensation Committee met five times in 2025. Our Compensation Committee consists of Robert A. Cascella, Steven W. Etzel, Lawrence D. Kingsley, John W. Kuo and Sheila Rege, with Robert A. Cascella serving as the chair of the committee. Robert A. Cascella, Steven W. Etzel, Lawrence D. Kingsley, John W. Kuo and Sheila Rege are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act. Our Board has determined that Robert A. Cascella, Steven W. Etzel, Lawrence D. Kingsley, John W. Kuo and Sheila Rege are “independent” as defined under applicable NYSE listing standards, including the standards specific to members of a Compensation Committee.
The Compensation Committee is responsible for, among other things:
•Determining, or recommending to our Board for determination, the compensation of our executive officers, including the chief executive officer;
•Administering our equity compensation plans;
•Overseeing our overall compensation policies and practices, compensation plans, and benefits programs;

2026 PROXY STATEMENT	28

Corporate Governance Framework
•Overseeing our policies and strategies relating to talent recruitment, human capital management, employee engagement, retention efforts and culture;
•Periodically reviewing our management succession planning, in collaboration with senior management, identifies potential successors for executive positions and evaluates their readiness through ongoing talent development initiatives, leadership assessments, and performance reviews. The succession planning process includes consideration of both internal and external candidates, and is informed by the Company’s strategic objectives, leadership competencies, and diversity goals; and
•Appointing and overseeing any compensation consultants.
We believe that the composition and functioning of the Compensation Committee meets the requirements for independence under applicable NYSE listing standards.

Nominating and Corporate Governance Committee
Our Board’s Nominating and Corporate Governance Committee met three times in 2025. Our Nominating and Corporate Governance Committee consists of John W. Kuo, Kenneth C. Bockhorst, Robert A. Cascella, Lawrence D. Kingsley and Jody A. Markopoulos, with John W. Kuo serving as the chair of the committee. Our Board has determined that each of these individuals is “independent” as defined under applicable SEC rules and NYSE listing standards.
The Nominating and Corporate Governance Committee is responsible for, among other things:
•Evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;
•Recommending criteria for the selection of candidates to the Board and lead searches for, and recommend director nominees to the Board, consistent with such criteria;
•Reviewing and making recommendations to the Board as to determinations of director independence;
•Reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations;
•Oversight over environmental, social and corporate governance matters, including employee health and safety concerns and related policies;
•Oversight over the Company's policies and practices regarding political expenditures, including the government affairs program, political contributions and lobbying expenses; and
•Spearheading an annual evaluation of our Board and its committees.
We believe that the composition and functioning of the Nominating and Corporate Governance Committee meets the requirements for independence under current NYSE listing standards.
The Audit, Compensation, and Nominating and Corporate Governance Committees each operate under a written charter that satisfies the applicable rules and regulations of NYSE and the SEC.
We have posted the charters of our Board’s Audit, Compensation and Nominating and Corporate Governance Committees, and we intend to post any amendments thereto that may be adopted from time to time, on our website at ir.mirion.com/corporate-governance/governance-documents. Our Board may from time to time establish other committees. Information on, or accessible through, our website is not incorporated by reference in this Proxy Statement.

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Corporate Governance Framework
Lead Independent Director
Our independent directors have appointed Kenneth Bockhorst as Lead Independent Director. The Lead Independent Director position includes the following responsibilities:
•Lead the executive sessions of the independent directors;
•Serve as a liaison between the Chairman of the Board and CEO, and the independent directors;
•Review and approve the agendas for the regular meetings of the Board, and
•Preside at all meetings of the Board where the Chair is absent.
The Lead Director may be removed or replaced at any time with or without cause by a majority vote of the independent directors then in office.
Interested parties who wish to contact the Lead Independent Director may write to: Lead Independent Director of the Mirion Technologies Board of Directors, Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, GA 30318 Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the Lead Independent Director all communications that she determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.
Director Independence
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our Board has determined that Kenneth C. Bockhorst, Robert A. Cascella, Steven W. Etzel, Lawrence D. Kingsley, John W. Kuo, Jody A. Markopoulos and Sheila Rege, representing seven (7) of our eight (8) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making this determination, our Board considered the current and prior relationships that each non-employee director has with Mirion and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described under "Certain Relationships and Related Party Transactions." Our independent directors hold executive session meetings at which only independent directors are present at each regularly scheduled meeting of the Board.
Related Party Transaction Policy
Our Audit Committee has the primary responsibility for reviewing and approving or ratifying transactions with related parties. Our Audit Committee has adopted a formal Related Party Transaction Policy, pursuant to which the Audit Committee reviews all transactions which in which the Company or any of its subsidiaries, was, is, or will be a participant, the amount of which exceeds $120,000 and in which any related party had, has or will have a direct or indirect material interest. The Audit Committee must approve or ratify any covered related party transaction for it to be consummated or continue.
The Audit Committee reviews these related party transactions as they arise and are reported to the Audit Committee. The Audit Committee also reviews materials prepared by our Board and our executive officers to determine whether any related party transactions have occurred that have not been reported. In reviewing any related party transaction, the Audit Committee is to consider all relevant facts and circumstances, including the aggregate dollar value of the transaction, the related party's relationship to us and interest in the transaction, and the benefits to us of the transaction. The Audit Committee determines, in its discretion, whether the proposed transaction is in the best interests of Mirion and our stockholders.

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Corporate Governance Framework
For more information, please see below "Certain Relationships and Related Party Transactions - Related Party Transaction Policy."
Compensation Committee Interlocks and Insider Participation
Robert A. Cascella, Steven W. Etzel, Lawrence D. Kingsley, John W. Kuo and Sheila Rege served as members of the Compensation Committee during 2025. None of such persons is or was formerly an officer or an employee of Mirion. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's common stock, to file with the SEC certain reports of beneficial ownership of the Company's common stock. Based solely on a review of information furnished to us, the Company believes that its directors, officers and more than 10% shareholders complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2025, except for an inadvertent late Form 4 filing for Mr. Bockhorst disclosing shares donated to a charitable organization.
Board Leadership Structure
The Board believes one of its most important responsibilities is to determine the appropriate leadership structure for the Board at a given time that best enables it to provide effective, independent oversight of management and support long-term value creation for the Company and our stakeholders.
Accordingly, the Board does not have a predetermined policy as to whether or not the roles of the Board Chair and CEO should be combined or separate. Instead, the Board takes a flexible approach, enabling it to adapt its leadership structure to best meet the needs of the Board, the Company and its stockholders and other stakeholders as characteristics and circumstances change.
Each year the Board reviews the Board’s leadership structure, including whether the roles of Board Chair and CEO should be combined or separate and what leadership structure is appropriate given the specific characteristics and circumstances of the Company at that time.
In 2024, the Nominating and Corporate Governance Committee, as part of conducting its annual assessment, determined that combining the roles of Board Chair and CEO is best to serve the current needs of the Board, the Company, our stockholders and other stakeholders and will continue to effectively allocate responsibility and oversight between management and the Board. The Board elected Mr. Logan as Chairman of the Board in February 2025.
Annual Board Assessment
Our Board believes that a rigorous annual review of its performance is essential to ensuring its effectiveness.
To that end, each year, the Nominating and Corporate Governance Committee determines the format and approach for, and conducts, an annual Board self-assessment. This self-assessment involves evaluating the performance of the Board, its Committees, the Chairman of the Board, the Committee chairs and each director and helps identify ways to enhance their effectiveness.

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Corporate Governance Framework
The annual self-assessment process uses questionnaires with each director to solicit candid feedback and gather suggestions for improvement. The process also provides opportunities for each director to reflect on their own performance, as well as the performance of the other directors. Results from the annual self-assessment are presented to the Board for discussion and action.
Board Oversight of Company Strategy
Management annually presents the Company’s long-term business and financial strategic plan to the Board for review, discussion and approval. The plan identifies and assesses the strengths, weaknesses, opportunities and threats to the continuing creation of enduring growth and long-term stakeholder value, and management’s presentation to the Board includes overviews of the business and market trends, historical financial performance, assessments of opportunities for long-term growth and margin expansion and projected long-term financial performance. The Board acts as a strategic partner in this process, offering insight and additional perspectives and challenging management’s plan as it deems appropriate.
In addition to this annual corporate strategy review, the Board is involved in strategy planning and risk oversight throughout the year:
•Management regularly presents information to the Board regarding the Company’s various business segments, their markets and strategic priorities, as well as trends expected to pose significant risks or strategic opportunities for the Company.
•The Board annually reviews and approves our key financial and other objectives and budget.
•Management regularly presents its capital allocation and deployment plans to the management Finance Committee and the Board for review and discussion, and the Board (or the appropriate Committee) approves specific significant actions and transactions, to ensure that we deploy our capital to create long-term value for our stockholders and other stakeholders, including through capital and operating expenditures or strategic acquisitions that support future innovation or growth, as well as share repurchases that return cash to our stockholders.
Board Oversight of Corporate Responsibility Matters
The Board has overall oversight of Corporate Responsibility Matters. The Board has delegated risk oversight of policies and operational controls of environmental, social and corporate governance matters, including resources management and human capital management to the Nominating and Corporate Governance Committee, working in coordination with the Audit Committee and the Compensation Committee.
A senior management-level Corporate Responsibility steering committee comprised of Finance, Legal, Compliance, Human Resources, Investor Relations, and other representatives provides strategic guidance to the Company cross-functional team responsible for advancing our corporate responsibility strategy, working closely with a team of consultants we engaged to accompany us through our Corporate Responsibility journey. The Chief Accounting Officer and Chief Legal Officer, or their designees, update the Board on corporate responsibility progress through regular reports to the Nominating and Corporate Governance Committee.
For more information on Corporate Responsibility developments, see "Corporate Governance Framework - Corporate Responsibility."

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Corporate Governance Framework
Board Oversight of Cybersecurity Risk Management
The Board has overall oversight responsibility for our risk management, and delegates its oversight of risk assessment and management guidelines to the Audit Committee. The Audit Committee reviews and makes recommendations to management or the Board on matters relating to cybersecurity. Management provides quarterly updates to the Audit Committee and an annual update to the Board. These discussions may include updates on threat focus, roadmaps covering planned improvements, status updates on key improvements efforts, overview information on any recent incidents or significant vulnerabilities (if any), and the status of key information security initiatives.
Our Cybersecurity program is led by our Chief Information Officer and Chief Information Security Officer who provide the updates to the Audit Committee and the Board. In addition, the Chair of the Audit Committee, Steven Etzel, and one member of the Audit Committee, Sheila Rege, and the chair of the Nominating and Corporate Governance Committee, John Kuo, have all earned the CERT Certificate in Cyber-Risk Oversight Program from the National Association of Corporate Directors, demonstrating an advanced understanding of the role of the Board in cybersecurity oversight.
Communications with Directors
Interested parties may communicate with our Board, our Lead Independent Director, or with any individual director by writing to our Board or to the particular director and mailing the correspondence to: Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, GA 30318, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that she determines require prompt attention and will regularly provide our Board with a summary of all substantive communications.

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Director Compensation

Nuclear Power

Unveiling of the Vital® Platform introduced a scalable digital ecosystem for integrated operations across nuclear power and beyond.

2026 PROXY STATEMENT	34

Director Compensation
Director Compensation
Pursuant to our director compensation program (the "Director Compensation Program"), non-employee directors are eligible to receive the following cash compensation, paid quarterly in arrears, for their service as members of the Board and certain sub-committees thereof:

Position	Annual Cash Retainer
Board Service	$76,500
plus (as applicable):
Lead Independent Director	$30,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating/Governance Committee Chair	$12,500

The foregoing cash retainer fees are pro-rated for partial quarters of Board service. In lieu of cash, non-employee directors may elect to receive full payment of their retainers in shares of our Class A common stock on a quarterly basis, issued quarterly in arrears on the last day of each calendar quarter. The number of shares of our Class A common stock issuable pursuant to any such election is determined by dividing the quarterly cash retainer fee by the fair market value of our common stock on the trading day immediately prior to the date the cash retainer would otherwise be paid. Payment of retainers in a combination of cash and stock is not permitted.
In addition, non-employee directors receive grants of equity awards under our 2021 Omnibus Incentive Plan (the "Incentive Plan"). Each year, the Board or Compensation Committee provides each non-employee director who will continue to serve on the Board with a grant of restricted stock units (“RSUs”) with an approximate grant date fair market value of $140,000. Such grants are ordinarily approved at the time of the annual stockholder meeting. These annual equity awards vest quarterly, and will be fully vested on the earlier to occur of (i) the first anniversary of the grant date and (ii) the date of the annual stockholder meeting following the grant date, subject to the non-employee director’s continued service on the Board through each such vesting date. A non-employee director who is elected or appointed to the Board at any time other than at the annual stockholder meeting will, at the time of such election or appointment, receive an award of RSUs with a grant date fair market value equal to the product of $140,000 multiplied by a fraction (i) the numerator of which is equal to the number of days between the date of the director’s initial election or appointment to the Board and the date which is the first anniversary of the date of the most recent annual stockholder meeting occurring before the new non-employee director is elected or appointed to the Board, and (ii) the denominator of which is 365. Such awards also vest quarterly and ordinarily will be fully vested on the earlier to occur of (i) the first anniversary of the date of the most recent annual stockholder meeting and (ii) the date of the annual stockholder meeting following the grant date, subject to the non-employee director's continued service on the Board through each such vesting date.
The Director Compensation Program also provides that the Company will reimburse non-employee directors for their ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at, and participation in, Board meetings, in accordance with the Company’s applicable expense reimbursement policies and procedures as in effect from time to time. We also reimburse non-employee directors up to $10,000 each fiscal year for fees and expenses associated with qualified director education programs in accordance with our Director Continuing Education Policy Statement.

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Director Compensation
Director Compensation Table
The following table summarizes the compensation of our non-employee directors who served during 2025. The table sets forth a summary of the compensation we paid to each non-employee member of our Board for the period beginning January 1st, 2025 and ending December 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation to, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2025.
Thomas Logan is our CEO and he receives no compensation for his services as director. His CEO compensation is reported in the "Executive Compensation Tabular Disclosures - 2025 Summary Compensation Table."

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards(2)(3) ($)	All Other Compensation ($)	Total ($)
Kenneth C. Bockhorst	106,500		140,000	—	246,500
Robert A. Cascella	91,500		140,000	—	231,500
Steven W. Etzel	96,500	1	140,000	—	236,500
Lawrence D. Kingsley	76,500		140,000	—	216,500
John W. Kuo	89,000		140,000	—	229,000
Jody A. Markopoulos	76,500		140,000	—	216,500
Sheila Rege	76,500		140,000	—	216,500
(1) The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal year 2025 for their service as a director, including any annual retainer fees, committee and/or chair fees. Mr. John W. Kuo and Ms. Jody A. Markopoulos elected to receive their First and Second Quarter 2025 fees in fully vested Class A common stock in lieu of cash and the remainder of their 2025 fees in cash. Mr. Lawrence D. Kingsley elected to receive his First and Second Quarter 2025 fees in cash and all his Third and Fourth Quarter 2025 fees in fully vested Class A common stock in lieu of cash.
(2) The amounts shown in this column relate to the annual RSU grant made to non-employee directors, as further described above under the heading “Director Compensation.” For the RSUs, the amounts reported in this column represent the grant date fair value of RSUs calculated in accordance with the provisions of ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service vesting conditions. The assumptions used in calculating the aggregate grant date fair values of the RSUs reported in this column are set forth in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 19, 2026.
(3) As of December 31, 2025, the number of shares of Class A common stock underlying outstanding RSUs held by each of our non-employee Directors were as follows:

Name	Aggregate Number of Shares Underlying Restricted Stock Units
Kenneth C. Bockhorst	3,989
Robert Cascella	3,989
Steven W. Etzel	3,989
Lawrence D. Kingsley	3,989
John W. Kuo	3,989
Jody A. Markopoulos	3,989
Sheila Rege	3,989

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Director Compensation
Executive Officers
The following table sets forth the names and positions of our current Executive Officers:

Name	Position
Thomas D. Logan	Chief Executive Officer and Chairman
Brian Schopfer	Chief Financial Officer and Group President, Medical
Emmanuelle Lee	Chief Legal Officer and Chief Compliance Officer
Alison Ulrich	Chief Human Resources Officer
Loic Eloy	Group President, Nuclear & Safety
:

Executive Officers Who Are Not Directors
The following sets forth certain information with respect to our current Executive Officers who are not directors:
Brian Schopfer was named Mirion Chief Financial Officer in May 2020 and assumed the additional role of Medical Group President in 2025. During 2025 Mr. Schopfer was also responsible for overseeing the Company's IT, Sourcing/Procurement, M&A and PEG functions. Originally joining Mirion in 2015, he held the role of Executive and Senior Vice President of Business Transformation before joining Omnimax International as Chief Financial Officer of North America in 2018. Mr. Schopfer returned to Mirion in March 2019. Mr. Schopfer’s prior experience includes leadership roles within the Dover Corporation such as Director of Financial Planning and Analysis from 2013 to 2014, and Chief Financial Officer of Hillphoenix from 2014 to 2015. Mr. Schopfer received a Bachelor of Science in Finance and Marketing from the University of Pittsburgh.

Emmanuelle Lee has served as Deputy General Counsel of Mirion since 2011 and General Counsel and Chief Compliance Officer since 2018. Ms. Lee’s prior positions include corporate counsel positions with FrontRange Solutions (now Ivanti) and PeopleSoft (now Oracle), and attorney-at-law with the firm of Ropers Majeski, Kohn & Bentley. In addition, she started her career as a parliamentary aid to the late Xavier de Villepin, a French Senator who represented French expatriates and headed the Senate Committee for Foreign Affairs, Defense, and Armed

2026 PROXY STATEMENT	37

Director Compensation
Forces. Ms. Lee received her Juris Doctor from Santa Clara University, California and her French graduate law degree from Université de Paris II Panthéon-Assas.
Alison Ulrich was named Chief Human Resources Officer of Mirion in April 2022. Previously serving as the Global HR Director for Mirion, Alison was responsible for building and managing the Mirion HR function to support the growing employee base, leading global HR initiatives, and implementing programs to elevate the employee experience across the organization. Prior to joining Mirion in 2004, was the Director of Human Resources at Inovis, a software engineering company, from 1999 to 2003. Mrs. Ulrich received a Bachelor of Arts in Environmental Analysis and Design with a certificate in Human Resources from the University of California at Irvine. In addition, she holds professional certifications for Human Resources (PHR) and Society for Human Resource Management (SHRM-CP).

Loic Eloy was named Mirion Nuclear & Safety Group President in February 2022. Mr. Eloy joined Mirion in 2015 and previously held the roles of Vice President of Mirion’s Detection and Measurement (Health Physics) Division from 2015 to 2019, and President of Mirion’s Radiation Monitoring Systems Division from 2019 to 2022. Prior to joining Mirion through the acquisition of Canberra Industries, Mr. Eloy served as Commercial Director of Areva, the parent company of Canberra Industries, from 2012 to 2015, as well as Director of Finance and Accounting for Areva from 2008 to 2012. Prior to 2008, Mr. Eloy held various finance and commercial positions with Siemens. Mr. Eloy received a Master of Business Administration from the Universidad Panamericana and a bachelor’s degree in Finance, Administration, Economics and Marketing from the University of Lyon.

2026 PROXY STATEMENT	38

Ownership of Common Stock
Ownership of Common Stock
Beneficial Ownership
The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 16, 2026 by:
•Each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of the Class A common stock;
•Each current named executive officer and director of the Company; and
•All executive officers and directors as a group.
The information below is based on an aggregate of 244,394,562 shares of Class A common stock and 5,864,555 shares of Class B common stock issued and outstanding as of March 16, 2026. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days or equity awards that are

2026 PROXY STATEMENT	39

Ownership of Common Stock
expected to settle or vest within 60 days. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them:

Name and Address of Beneficial Owners(1)(2)	Number of Shares of Class A Common Stock	Ownership Percentage of Class A Common Stock (%)	Number of Shares of Class B Common Stock	Ownership Percentage of Class B Common Stock (%)	Ownership Percentage of Common Stock (%)
5% Holders (Other than Directors and Executive Officers)
BlackRock, Inc.(3)	35,690,382	14.6%	—	—	14.3%
The Vanguard Group(4)	30,418,327	12.4%	—	—	12.2%
T. Rowe Price Investment Management, Inc.(5)	15,112,855	6.2%	—	—	6.0%

Directors and Named Executive Officers
Thomas D. Logan(6)	5,083,860	2.1%	1,544,017	26.3%	2.6%
Lawrence D. Kingsley(7)	3,572,018	1.5%	—	—	1.4%
Steven W. Etzel	80,065	*	—	—	*
Robert A. Cascella	53,418	*	—	—	*
Kenneth C. Bockhorst	69,875	*	—	—	*
John W. Kuo	72,736	*	—	—	*
Jody A. Markopoulos	74,126	*	—	—	*
Sheila Rege	42,494	*	—	—	*
Brian Schopfer(8)	1,300,522	*	399,935	6.8%	*
Loic Eloy(9)	106,653	*	—	—	*
Emmanuelle Lee(10)	234,596	*	170,941	2.9%	*
Alison Ulrich(11)	24,238	*	—	—	*

All directors and executive officers as a group (13 individuals)(12)	10,733,452	4.4%	2,114,893	36.1%	5.1%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Mirion Technologies, Inc., 1218 Menlo Drive, Atlanta, Georgia 30318.
(2)	The shares of our Class B common stock are paired, one-for-one, with shares of Class B common stock of Mirion IntermediateCo, Inc., a direct subsidiary of the Company and owner of all of our operating subsidiaries. Holders of such paired interests have the right to require us to redeem such paired interests at such holder's option and, at our option, be settled by a one-for-one exchange for shares of Class A common stock or a cash amount per share based on an average trailing stock price of Company Class A common stock.
(3)
Based on a Schedule 13G filed with the SEC on October 2, 2025. BlackRock, Inc. reported that it has sole voting power over 35,267,730 shares of our Class A common stock, shared voting power over zero shares, sole dispositive power over 35,690,382 shares, and shared dispositive power over zero shares for an aggregate beneficial ownership of 35,690,382 shares of Class A common stock. BlackRock, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities beneficially owned held by BlackRock, Inc. The principal business address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(4)	Based on a Schedule 13G filed with the SEC on October 31, 2025. The Vanguard Group reported that it has sole voting power over zero shares of our Class A common stock, shared voting power over 1,646,311 shares, sole dispositive power over 28,513,549 shares, and shared dispositive power over 1,904,778 shares for an aggregate beneficial ownership of 30,418,327 shares of Class A common stock. The Vanguard Group, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities beneficially owned held by The Vanguard Group. The principal business address for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.

2026 PROXY STATEMENT	40

Ownership of Common Stock

(5)
Based on a Schedule 13G filed with the SEC on February 17, 2026. T. Rowe Price Investment Management, Inc. reported that it has sole voting power over 15,076,254 shares of our Class A common stock, shared voting power over zero shares, sole dispositive power over 15,112,855 shares, and shared dispositive power over zero shares for an aggregate beneficial ownership of 15,112,855 shares of Class A common stock. T. Rowe Price Investment Management, Inc.'s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities beneficially owned held by T. Rowe Price Investment Management, Inc. The principal business address for T. Rowe Price Investment Management, Inc. is 101 East Pratt Street, Baltimore, MD 21201.

(6)	Consists of (i) 3,483,942 shares of Class A common stock held by Mr. Logan, (ii) 1,544,017 shares of Class B common stock held by Mr. Logan and (iii) 55,901 shares of Class A common stock issuable pursuant to RSUs held by Mr. Logan which are expected to vest and/or settle within 60 days of March 16, 2026.
(7)	Consists of (i) 62,943 shares of Class A common stock held by Mr. Kingsley, (ii) 3,509.075 shares of Class A common stock held by the Lawrence D. Kingsley Revocable Trust and (iii) 1,995 shares of Class A common stock issuable pursuant to the RSUs held by Mr. Kingsley which are expected to vest and/or settle within 60 days of March 16, 2026.
(8)	Consists of (i) 884,024 shares of Class A common stock held by Mr. Schopfer, (ii) 399,935 shares of Class B common stock held by Mr. Schopfer and (iii) 16,563 shares of Class A common stock issuable pursuant to RSUs held by Mr. Schopfer which are expected to vest and/or settle within 60 days of March 16, 2026.
(9)	Consists of (i) 101,104 shares of Class A common stock held by Mr. Eloy and (ii) 5,549 shares of Class A common stock issuable pursuant to RSUs held by Mr. Eloy which are expected to vest and/or settle within 60 days of March 16, 2026.
(10)	Consists of (i) 54,214 shares of Class A common stock held by Ms. Lee, (ii) 138,193 shares of Class B common stock held by Ms. Lee, and (iii) 32,748 shares of Class B common stock held by the Lee Revocable Living Trust and (iv) 9,441 shares of Class A common stock issuable pursuant to RSUs held by Ms. Lee which are expected to vest and/or settle within 60 days of March 16, 2026,
(11)	Consists of (i) 20,097 shares of Class A common stock held by Ms. Ulrich and (ii) 4,141 shares of Class A common stock issuable pursuant to RSUs held by Ms. Ulrich which are expected to vest and/or settle within 60 days of March 16, 2026.
(12)	Consists of (i) 8,506,552 shares of Class A common stock held by our executive officers and directors, (ii) 2,114,893 shares of Class B common stock held by our executive officers and directors and (iii) 112,007 shares of Class A common stock issuable pursuant to RSUs held by our executive officers and directors which are expected to vest and/or settle within 60 days of March 16, 2026. Mr. Christopher Moore is included in the group.

2026 PROXY STATEMENT	41

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal No. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
The firm of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively Deloitte) conducted the 2025 and 2024 audits of the Company’s financial statements. Fees billed by Deloitte to the Company for services provided during the 2025 and 2024 fiscal years were as follows:

	2025		2024
Audit Fees, inclusive of fees associated with comfort letters and M&A transactions	$3,630,838	$—	$3,095,539
Audit-Related Fees	5,685		10,860
Tax Fees	661,208		2,171,211
Other Fees	—		—
Total Fees	$4,297,731		$5,277,610

2026 PROXY STATEMENT	42

Proposal No. 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
Audit Fees. Audit fees consist of fees billed or expected to be billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Deloitte in connection with statutory and regulatory filings. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.
Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Tax Fees. Tax fees consist of fees billed for tax planning and tax advisory services.
The Audit Committee of our Board of Directors has appointed Deloitte as our independent registered public accounting firm since the consummation of the Business Combination in 2021. Deloitte has served as our auditors prior to the Business Combination since 2015.
We are asking our stockholders to ratify the selection of Deloitte as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of Mirion and our stockholders.
Representatives of Deloitte are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Pre-Approval Policy
Our Audit Committee was formed upon the consummation of our Business Combination. As a result, the Audit Committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our Audit Committee were approved by our Board of Directors. Since the formation of our Audit Committee, and on a going-forward basis, the Audit Committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit).
VOTE REQUIRED
The affirmative vote of the holders of a majority of the votes cast at the meeting on this proposal, with shares of our Class A common stock and Class B common stock voting together as a single class, shall be required to approve this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this Proposal.

The Board recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

2026 PROXY STATEMENT	43

Audit Committee Report

Labs & Research

Selection of Mirion Crew Active Dosimeters for NASA's Artemis II mission demonstrates the strength of space-qualified radiation monitoring technology and its broader uses on Earth.

2026 PROXY STATEMENT	44

Audit Committee Report
Audit Committee Report
With respect to Mirion's financial reporting process, the management of Mirion is responsible for establishing and maintaining internal controls and preparing Mirion's consolidated financial statements. Mirion's independent registered public accounting firm, Deloitte & Touche, LLP (“Deloitte”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Mirion's financial statements. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of Deloitte included in its audit of Mirion's consolidated financial statements.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025 with Mirion's management and with Deloitte, including the results of the independent registered public accounting firm's audit of Mirion's financial statements. We have also discussed with Deloitte all matters required to be discussed by the Standards of the Public Company Accounting Oversight Board ("PCAOB") for communication with Audit Committees, under which Deloitte must provide us with additional information regarding the scope and results of its audit of Mirion's consolidated financial statements.
We have also received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and have discussed with Deloitte its independence from Mirion, as well as any relationships that may impact Deloitte's objectivity and independence, including whether the provision of non-audit services by Deloitte during fiscal year 2025 was compatible with the auditor's independence.
Based on our review of the matters noted above and our discussions with Mirion's management and independent registered public accountants, we recommended to the Board of Directors that the audited consolidated financial statements be included in Mirion's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the Securities and Exchange Commission.

Steven W. Etzel (Chair) Kenneth C. Bockhorst Jody A. Markopoulos Sheila Rege

2026 PROXY STATEMENT	45

Compensation Discussion and Analysis

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Sun Nuclear's acquisition of Oncospace expanded our AI-driven radiation oncology software capabilities.

2026 PROXY STATEMENT	46

Compensation Discussion and Analysis
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation program in fiscal year 2025 for our named executive officers (“NEOs”), including our philosophy, process, objectives and the elements of the program and the material factors considered in making compensation decisions.
Key elements of our Compensation Discussion and Analysis information are referenced below:

2026 PROXY STATEMENT	47

Executive Compensation Summary
Executive Compensation Summary
Named Executive Officers
The following table sets forth the names and positions of our NEOs for the period from January 1, 2025 through December 31, 2025.

Name	Position
Thomas D. Logan	Chairman of the Board, Chief Executive Officer and Founder
Brian Schopfer	Chief Financial Officer and Group President, Medical
Loic Eloy	Group President, Nuclear & Safety
Emmanuelle Lee	Chief Legal Officer and Chief Compliance Officer
Alison Ulrich	Chief Human Resources Officer

Our Executive Compensation Program
Our executive compensation program is designed to attract, motivate and retain high quality executives needed to fulfill our mission. Our goal is to support business priorities deemed essential by our Board, as well as satisfy the accepted governance standards of impartial external stakeholders. In furtherance of our compensation philosophy and objectives, our program framework includes a mix of three key compensation elements: (i) base salary, (ii) short-term cash incentive awards, and (iii) long-term equity incentive awards, the value of which, for each NEO, is within a competitive range for a similar position of our peer group and market survey compensation data (as described more fully below). We have not adopted any formal policies or guidelines for allocating compensation between fixed and variable compensation, cash and equity incentive awards, or short-term and long-term compensation. Our mix of compensation elements is designed to reward recent results and motivate long-term performance consistent with our philosophy through a combination of short-term cash and long-term equity incentive awards. To incentivize long term performance and align the interests of our NEOs

2026 PROXY STATEMENT	48

Executive Compensation Summary
with stockholders, our compensation elements include a significant performance-based component, with variable, at-risk pay constituting a meaningful portion of overall compensation (in 2025, 88% for our CEO and approximately 71% for our other NEOs), as illustrated below.
Target Total Direct Compensation Summary
The target total direct compensation for each of our NEOs reflects their substantial contributions to our exceptional performance. The Compensation Committee determined 2025 compensation for our NEOs considering financial and non-financial goals geared toward sustaining our long-term growth and delivering stockholder value, resulting in Revenue of $925.4 million in 2025 (7.5% higher than 2024), net income of $29.8 million (compared to a net loss of ($36.6) million in 2024) and Adjusted EBITDA of $227.9 million (11.9% higher than 2024).(1) In making these determinations, the Compensation Committee gives primary consideration to each NEO’s impact on our results in the context of our business model and their scope of responsibility, in addition to other relevant factors (such as prior experience and sustained high performance) and data on prevailing market compensation levels.

The following table provides an overview of target total direct compensation for our NEOs for fiscal year 2025, including a breakdown of each of the three key elements.

NEO	Base Pay ($)	Short-Term Incentive Plan Bonus (% of Base Pay)	Short-Term Incentive Plan Bonus ($)	LTI Grant Date Value ($)	Target Total Direct Compensation ($)
Thomas Logan	825,000	120%	990,000	5,099,990	6,914,990
Brian Schopfer	540,000	75%	405,000	1,549,987	2,494,987
Loic Eloy (1)	404,761	50%	202,381	999,992	1,607,134
Emmanuelle Lee	445,000	50%	222,500	399,975	1,067,475
Alison Ulrich	345,000	50%	172,500	299,977	817,477
(1) As converted to $ from € based on a conversion rate of $1.17322 per €1.00. Base Pay for Mr. Eloy includes the 13th month bonus as referenced in the Summary Compensation Table footnote (6).

(1) Adjusted EBITDA is a non-GAAP measure. We use financial measures in this proxy statement such as Adjusted EBITDA that are not measures of financial performance under U.S. generally accepted accounting principles (GAAP), in particular as compensation targets. These non-GAAP measures should be viewed as supplements to (and not substitutes for) our results of operations and other measures reported under GAAP. Other companies may not define or calculate these non-GAAP measures in the same way. For more information on these non-GAAP measures and reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, "Pay Versus Performance - Tabular List of Performance Measures". This is for clarification purposes.

2026 PROXY STATEMENT	49

Compensation Philosophy and Practices
Compensation Philosophy and Practices
Compensation Philosophy and Objectives
We have developed our total compensation package for executives based on our overarching philosophy of paying for demonstrable performance that is needed to fulfill our mission. Our goal is to attract, motivate and retain high quality executives to support the business priorities deemed essential by our Board, as well as to align the interests of our executives with those of our impartial external stakeholders. Consistent with our philosophy, we have designed compensation packages that are (i) competitive with market practice, (ii) reward both organizational and individual performance by providing a significant portion of our NEOs' cash compensation in the form of "at-risk" incentive compensation tied to key performance goals, and (iii) closely align the interests of our NEOs with those of our stockholders by providing the majority of our NEOs’ compensation in equity (a 80% blended rate across all NEOs), including performance-based equity.
Our executive compensation program framework includes a mix of three key compensation elements: (i) base salary, (ii) short-term cash incentive awards, and (iii) long-term equity incentive awards. In determining the amount of each compensation element awarded to our NEOs, our Compensation Committee or Board, as applicable, looks at each NEO’s overall compensation package, as well as the amount of each compensation element for the NEO relative to both internal and external pay to determine whether such amounts and the overall mix of elements for the NEO’s role further the principles and objectives of our executive compensation program.
The Compensation Committee also annually reviews and analyzes market trends and adjusts the design and operation of our executive compensation program from time to time as it deems necessary and appropriate. In structuring and adjusting the executive compensation program, the Compensation Committee places no formal weighting on any one factor. As we continue to mature as a public company, the Compensation Committee will continue to review and evaluate our executive compensation program to ensure it aligns with our compensation philosophy and objectives.

2026 PROXY STATEMENT	50

Compensation Philosophy and Practices
Executive Compensation Best Practices
In executing our compensation program and determining executive compensation, we are guided by the following corporate governance best practices designed to protect the interests of our stockholders.

What We Do	What We Don’t Do
☒ Pay-for-Performance Philosophy. We align pay and performance by awarding a substantial portion of the compensation paid to our executives in the form of variable, “at-risk” performance-based compensation linked to the achievement of rigorous performance goals.

☒ Balanced Short-Term and Long-Term Compensation. We grant compensation that discourages short-term risk taking at the expense of long-term results.

☒ Maintain an Independent Compensation Committee and Independent Compensation Committee Advisor. Our Compensation Committee is comprised solely of independent directors and engages its own independent consultant.

☒ Stock Ownership Policy. All NEOs are subject to significant stock ownership requirements. Refer to the Stock Ownership Policy section under Other Compensation Governance Practices.

☒ Clawback. The Board requires reimbursement to the Company of any performance-based award in the event of certain accounting restatements due to the material noncompliance of the Company with any financial reporting requirement under the securities laws. Our clawback policy is described in more detail under “Other Compensation Governance Practices Clawback Policy” below.

☒ No Excise Tax “Gross-Ups”. We do not provide any “gross-ups” for excise taxes that our employees might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.

☒ No “Single-Trigger” Change in Control Arrangements. We do not provide for “single-trigger” acceleration of compensation or benefits solely upon a change in control.

☒ No Excessive Perks. We do not provide any excessive perquisites to our NEOs.

☒ Do Not Permit Hedging or Pledging. We prohibit directors and employees, including our NEOs, from hedging and pledging our securities.

Executive Compensation Process
Role of the Compensation Committee and Management
The Company's executive compensation program has been administered by our Compensation Committee, which is comprised entirely of independent directors. Our Compensation Committee is responsible for establishing, implementing, monitoring and evaluating our executive compensation program. The Compensation Committee reviews and approves the compensation of our NEOs, other than the compensation of our CEO, for which the Compensation Committee makes recommendations to our Board for the Board's approval. The Compensation Committee’s responsibilities and authority are described fully in the Compensation Committee’s charter, which is available on our website at ir.mirion.com (under the tab "Governance—Governance Documents”). Information on or accessible through our website is not incorporated by reference in this Proxy Statement. Other than the delegation of authority to the CEO to grant a limited number of equity awards to non-executive officer employees, the Compensation Committee has not delegated any of its authorities to other persons or committees.
The Compensation Committee also consults with members of our management team, including our CEO when making compensation decisions. While the Compensation Committee considers our CEO’s recommendations, the Compensation Committee ultimately uses its own business judgment and experience in approving, or making recommendations to the Board where applicable, regarding individual compensation elements and the amount of each element for our NEOs. Our CEO is recused from all determinations regarding his own compensation.

2026 PROXY STATEMENT	51

Compensation Philosophy and Practices
The compensation of our NEOs is reviewed at least annually by our Compensation Committee. Our Compensation Committee evaluates and determines any recommended compensation adjustments or awards to our NEOs or, if applicable, make recommendations to the Board for final determination.

Role of Compensation Consultant
From 2021 through April 2025, the Compensation Committee had engaged WTW to be its compensation consultant and it assisted on matters relating to our executive compensation program pursuant to its authority under the Compensation Committee charter. A representative of WTW attended meetings of the Compensation Committee as requested. WTW reported directly to the Compensation Committee. In April 2025, the Compensation Committee engaged Compensia as its independent compensation consultant to assist the Compensation Committee in its annual review of the Company's executive compensation practices for continuing appropriateness and reasonableness and to make recommendations regarding executive office compensation levels and structures. Similar to WTW, a representative of Compensia attends meetings to the Compensation Committee as requested and Compensia reports directly to the Compensation Committee.
The Compensation Committee has evaluated both WTW and Compensia's independence by considering the six factors set forth in Rule 10C-1(b)(4)(i) through the (vi) of the Exchange Act. After review of information provided by each of the members of the Compensation Committee as well as information provided by each of WTW and Compensia, the Compensation Committee determined that there were no conflicts of interest raised by the work of either WTW or Compensia with the Compensation Committee. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such advisor and has sole authority to approve all such advisors’ fees and other retention terms. WTW was paid aggregate fees of approximately $45,173 in 2025 for advice to the Compensation Committee with respect to executive officer and director compensation. WTW separately provided insurance risk and brokering services to the Company in 2025, and was paid aggregate fees for that work of approximately $763,253, inclusive of $469,500 in M&A related Representations and Warranties Insurance. The Compensation Committee does not consider that separate insurance-related work, and fees, to present a conflict with respect to WTW's role in advising on executive officer and director compensation. The decision to engage WTW for the insurance risk and brokering services was made by members of Mirion management and did not require approval of the Board or the Compensation Committee.
Compensia has no other business relationship with the Company and receives no payments from the Company other than fees for services to the Compensation Committee.

Peer Group
The Compensation Committee, with the assistance of WTW, developed and approved the following compensation peer group in August 2024 for setting 2025 CEO and CFO compensation. In developing the peer group, the Compensation Committee considered a variety of factors, including the following:
•Primary and related industries: The peer group reflects companies operating in electronic equipment, machinery and heath care equipment industries reflective of our technologies and medical business segments.
•Company size: The peer group reflects companies approximately 0.25x smaller than and up to approximately 4x larger than us, based on revenue. The Compensation Committee also reviews market capitalization and employee count as secondary reference points.
•Geography: The peer group only reflects companies headquartered in the U.S.
•Ownership Structure: The peer group only reflects stand-alone corporate entities.

2026 PROXY STATEMENT	52

Compensation Philosophy and Practices
Peer Group Companies
established August 2024

Allient (ALNT)	Graco Inc. (GGG)	MSA Safety Incorporated (MSA)
Array Technologies, Inc. (ARRY)	Haemonetics Corporation (HAE)	Nordson Corporation (NDSN)
Atricure, Inc. (ATRC)	iRhythm Technologies, Inc. (IRTC)	Proto Labs, Inc. (PRLB)
Badger Meter, Inc. (BMI)	Lantheus Holdings (LNTH)	Standex International Corporation (SXI)
CONMED Corporation (CNMD)	Merit Medical Systems, Inc. (MMSI)	Vicor Corporation (VICR)
Enerpac Tool Group Corp. (EPAC)

The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the compensation peer group.
In evaluating the pay competitiveness of 2025 NEO compensation, the Compensation Committee also considered general industry data from WTW's 2024 General Industry Executive Survey as well as peer proxy data for the CEO and CFO. Market data is only one element that the Compensation Committee uses to make pay decisions; multiple factors are considered in determining the target total compensation opportunity, in addition to market data, including our compensation philosophy, the executive’s role and responsibility, the executive’s past performance, internal equity, the executive's expected contributions and the executive's experience in the role.

Say-on-Pay and Stockholder Engagement
In setting NEO compensation, we pay careful attention to any feedback we receive from our stockholders about our executive compensation program, including, the results of stockholder advisory votes on say-on-pay proposals presented at our annual meetings of stockholders. Although the results of the say-on-pay vote are advisory and not binding on the Company, the Board and the Compensation Committee considers this vote outcome when making compensation decisions for our NEOs.
At the 2025 annual meeting of stockholders, approximately 94% of votes cast (excluding abstentions and broker non-votes) were cast in favor of the compensation of our NEOs. Given the strong support reflected by the results of the 2025 say-on-pay proposal, the Compensation Committee maintained our general philosophy on executive compensation for 2026.
We continue to value input from stockholders concerning our executive compensation program and will continue to consider any such feedback when making design adjustments.

2026 PROXY STATEMENT	53

Analysis of 2025 Compensation

2026 PROXY STATEMENT	54

Analysis of 2025 Compensation
Analysis of 2025 Compensation
Core Compensation Elements
The 2025 executive compensation program primarily consisted of the following core compensation elements: base salary, short-term (annual) incentive compensation, and long-term equity incentive compensation in the form of restricted stock units ("RSUs") and performance stock units ("PSUs"). Each element is intended to reward and motivate executives in different ways consistent with our overall compensation philosophy. Each of these compensation elements for our NEOs for fiscal year 2025 is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation philosophy and objectives.

Base Salary

The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. We believe that a competitive base salary is a necessary element of our executive compensation program and is critical in attracting and retaining executive talent. Base salaries for our NEOs are intended to be competitive with salaries received by other individuals in similar positions at the companies with which we compete for talent, as well as equitable internally across our executive team.
Base salaries for our NEOs were established initially through negotiations at the time each individual was hired. Subsequent adjustments to base salaries were based on such individual's performance and promotion, as well as positioning relative to market data, our own analysis of compensation practices at peer companies, internal pay equity considerations, and contractual terms. In making decisions regarding salary adjustments, our Board (for the CEO) or Compensation Committee also draw upon the experience that members of our Compensation Committee or Board, as applicable, have within our industry. We do not assign a specific weight to any single factor in making decisions regarding base salary adjustments. If appropriate, base salaries are adjusted on an annual basis.
Based on the foregoing, the Compensation Committee and Board, as applicable, approved the following base salary increases for our NEOs effective April 1, 2025.

Name	2024 Base Salary	2025 Base Salary	% Change
Mr. Logan	$800,000	$825,000	3.1%
Mr. Schopfer	$520,000	$540,000	3.8%
Mr. Eloy (1)	$387,163	$404,761	4.5%
Ms. Lee	$430,000	$445,000	3.5%
Ms. Ulrich	$325,000	$345,000	6.2%
(1) Mr. Eloy's base salary is determined and paid in Euros. For 2024, his base salary was €330,000 and for 2025, his base salary was €345,000. The numbers above are converted to $ from € based on a conversion rate of $1.17322 per €1.00. Base salary for Mr. Eloy includes the 13th month bonus as referenced in the Summary Compensation Table footnote (6).

The actual amount paid to each NEO for fiscal year 2025 are set forth in the 2025 Summary Compensation Table in the column entitled “Salary.”

Short-Term Incentive Compensation

On February 25, 2025, the Compensation Committee adopted and approved the terms of the Company’s executive short-term incentive compensation program (the “STIP”) for fiscal year 2025, which provides eligibility

2026 PROXY STATEMENT	55

Analysis of 2025 Compensation
for annual cash incentive awards to certain executives of the Company (including each of the Company’s NEOs). Payments under the STIP are based on the achievement of predetermined corporate performance goals approved by the Board that are important objectives for our business and are designed to drive our growth as a company and long-term shareholder value. For fiscal year 2025, Messrs. Logan and Schopfer's and Mses. Lee and Ulrich's Corporate performance goals under the STIP were based 100% on the Enterprise metrics set forth below and as Group President of the Nuclear & Safety Group, 70% of Mr. Eloy's performance goals were based on the Nuclear & Safety Group metrics and 30% of Mr. Eloy's performance goals were based on the Enterprise metrics, both set forth below.
Actual payouts under the STIP may also be adjusted by an individual performance adjustment modifier. The individual performance adjustment modifier is intended to incentivize our executives by permitting the Compensation Committee, or the Board as applicable, to reward exceptional performance and penalize poor performance. The individual performance modifier, if applied, has a cap of 30%.
The Compensation Committee did not make any discretionary individual performance adjustments for our NEO's 2025 performance and therefore did not apply any individual performance adjustment modifiers to the 2025 STIP payments for the NEOs.
The specific targets relating to the performance goals were set in connection with the establishment of the Company’s annual operating budget for the 2025 fiscal year. In connection with its review and approval of the STIP, our Compensation Committee reviewed the target incentive opportunities of our NEOs, taking into consideration several factors, including a competitive market analysis performed by WTW, our Company's overall financial and operational results for the prior fiscal year, the performance of the individual executive officer, the executive officer's potential to contribute to our long-term strategic goals, role and scope of responsibilities within our Company, individual experience and skills, the Compensation Committee's sense of competitive market practices for annual incentives and the recommendations of our CEO (for NEOs other than himself). Based on the foregoing, the Compensation Committee approved the target incentive opportunities (expressed as a percentage of 2025 base salary) for our NEOs for fiscal year 2025 set forth in the table below, which were unchanged from the 2024 target incentive opportunities. Messrs. Schopfer and Eloy, and Mses. Lee and Ulrich each have a maximum bonus payout percentage of 200% of their applicable target incentive opportunities, based on respective performance goal achievement only, whereas Mr. Logan has a maximum bonus payout percentage of 200% of his base salary (and not his target incentive opportunity), based on corporate performance goal achievement only.

NEO	2024 Target Incentive Opportunity (%)	2025 Target Incentive Opportunity (%)	2025 Target Incentive Opportunity ($)	2025 Maximum Target Incentive Opportunity ($)
Mr. Logan	120%	120%	$990,000	$1,650,000
Mr. Schopfer	65%	75%	$405,000	$810,000
Mr. Eloy	50%	50%	$202,380	$404,761
Ms. Lee	50%	50%	$222,500	$445,000
Ms. Ulrich	50%	50%	$172,500	$345,000

Enterprise Metrics
The threshold, target and maximum performance metrics, as well as the actual achievement, pursuant to the "Enterprise Metrics" performance goal for fiscal year 2025 are set forth in the table below. On a consolidated basis, the Company had GAAP revenue of $925.4 million, net income of $29.8 million (3.2% of revenue), and net cash provided by operating activities of $143.3 million for fiscal year 2025. For more information on the non-GAAP measures set forth below, including reconciliations of these measures to their most directly comparable GAAP measures, please see “Pay Versus Performance—Tabular List of Performance Measures.” In the tables below, "Level of Payout %" is based on the linear interpolation of "Actual Performance" applied to the "Threshold (50%)," "Target (100%)" and "Maximum (200%)" columns, multiplied by the weighting factor.

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Analysis of 2025 Compensation

Metric	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Level of Payout %*
Adj. EBITDA Margin Percentage	30%	23.60%	24.80%	25.80%	24.68%	95.12%
Adj. Organic Revenue Growth	30%	4.40%	6.40%	8.40%	3.90%	—%
Adj. Free Cash Flow (in millions)	40%	$80.00	$100.00	$120.00	$121.00	200.00%
*Total Weighted Level of Payout is 108.54%

Based on this performance, the bonus percentage payout for all executives other than Mr. Eloy was 108.54%.

Nuclear & Safety Group Metrics
The threshold, target and maximum performance metrics, as well as the actual achievement, pursuant to the "Nuclear & Safety Group Metrics" performance goals for fiscal year 2025 are set forth in the table below. With respect to the Nuclear & Safety Group, the Company had GAAP revenue of $614.6 million and income from operations of $101.1 million (16.4% of revenue). For more information on the non-GAAP measures set forth below, including reconciliations of these measures to their most directly comparable GAAP measures, please see “Pay Versus Performance—Tabular List of Performance Measures.” In the tables below, "Level of Payout %" is based on the linear interpolation of "Actual Performance" applied to the "Threshold (50%)," "Target (100%)" and "Maximum (200%)" columns, multiplied by the weighting factor.

Metric	Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Actual Performance	Level of Payout %*
Adj. EBITDA Margin Percentage	30%	28.50%	29.50%	30.50%	29.12%	81.11%
Adj. Organic Revenue Growth	30%	5.50%	7.60%	9.60%	4.40%	—%
Adj. Free Cash Flow (in millions)	40%	$122.30	$152.90	$183.50	$142.35	93.10%
*Total Weighted Level of Payout % is 57.44%

The Compensation Committee reviewed the performance with respect to the performance goals set forth above. The Compensation Committee did not make any discretionary individual performance adjustments to the 2025 STIP payments. Accordingly, the Compensation Committee determined that the actual payments for the NEOs pursuant to the 2025 STIP were as follows:

NEO	Target Incentive Opportunity (%)	Target Bonus ($)	Level of Payout %(1)	Actual Bonus ($)
Mr. Logan	120%	$990,000	108.54%	$1,074,516
Mr. Schopfer	75%	$405,000	108.54%	$439,575
Mr. Eloy	50%	$202,380	72.77%(2)	$164,212
Ms. Lee	50%	$222,500	108.54%	$241,495
Ms. Ulrich	50%	$172,500	108.54%	$187,226
(1) Level of Payout % is rounded to two decimal places.
(2) Mr. Eloy's Level of Payout % is based on a 70%/30% split (Group/Enterprise). For 2025, the Nuclear & Safety Group payout % is 57.44% and the Enterprise payout % is 108.54%
Long-Term Equity Incentive Compensation

We believe that providing long-term incentive compensation in the form of equity awards is a critical element of our executive compensation program as it reinforces our pay-for-performance culture and aligns employees’ interests and contributions with the long-term interests of the Company’s stockholders. In addition, our Compensation Committee and Board believe that offering meaningful equity ownership in the Company is helpful in retaining our NEOs and other key employees.

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Analysis of 2025 Compensation
In March 2025, the grants made to Messrs. Logan, Schopfer and Eloy pursuant to the Company's Omnibus Incentive Plan (the "Incentive Plan") were 100% PSUs whereas the grants to our other NEOs were 40% RSUs and 60% PSUs. Because the value of RSUs and PSUs is based on the price of our Class A common stock when the RSUs and PSUs vest, we believe RSUs and PSUs provide meaningful incentives to motivate NEOs to increase the value of our stock over time. In addition, the Compensation Committee believes PSUs continue to drive important business objectives that, in turn, drive long-term stockholder value. In determining the number of RSUs and PSUs to be granted, as well as the allocation between RSUs and PSUs, our Compensation Committee considered several factors, including a competitive market analysis performed by WTW, the performance of the individual executive officer, the executive officer's potential to contribute to our long-term strategic goals, role and scope of responsibilities within our Company, individual experience and skills, the Compensation Committee's sense of competitive market practices for annual long-term incentive compensation and the recommendations of our CEO (for NEOs other than himself), resulting to a shift to 100% PSUs for Messrs. Logan, Schopfer and Eloy. The RSUs and PSUs granted to our NEOs in 2025 were as follows:

Equity Awards Granted in Fiscal Year 2025

NEO	RSUs Granted (#)	RSU Granted Value ($)[1]	PSUs Granted (Target) (#)	PSU Granted Value ($)[1]
Mr. Logan	0	$0	328,396	$5,099,990
Mr. Schopfer	0	$0	99,806	$1,549,987
Mr. Eloy	0	$0	64,391	$999,992
Ms. Lee	10,032	$155,797	15,453	$239,985
Ms. Ulrich	7,726	$119,985	11,590	$179,993
[1] Value based on prior day closing price at grant date, March 1, 2025 ($15.53)

RSUs
The RSUs vest in three equal annual installments beginning on the first anniversary of the vesting effective date, subject to the NEO's continued employment through each vesting date. In offering RSUs, our Compensation Committee aimed to attract and retain executive talent while aligning the interests of our executives with those of our shareholders.
PSUs
The PSUs granted in 2025 (the "2025 PSUs") are eligible to vest following the end of a three-year performance period from January 1, 2025 through December 31, 2027, subject to the Compensation Committee's certification of the Company's achievement of specified performance goals related to adjusted EBITDA (weighted 50%) and management adjusted free cash flow (weighted 50%) as described in more detail below, which may be modified by 25% upward or downward based on the Company's relative total shareholder return during the performance period ("Relative TSR"), and subject further to the applicable NEO’s PSU agreement terms. In order for the PSUs to vest, the applicable NEO must be continuously employed through the date of the Compensation Committee's certification. The number of shares that may be earned are capped at 250% of target with the number based on our performance against these metrics, which are key measures of our long-term performance, as well as the change in the price of Class A common stock. In offering PSUs, our Compensation Committee considered several factors, including the executive officer's potential to contribute to our long-term strategic goals and the performance metrics that have the most significant impact on our long-term goals. Accordingly, the Compensation Committee determined that it was in the best interests of the Company to grant to the most senior executives of the Company only PSUs (and not RSUs) because of the influence that these individuals have on the Company's ability to achieve these key performance metrics.
Adjusted EBITDA Metrics
50% of the total 2025 PSU award earned by our NEOs will be based on the Company’s achievement of certain adjusted EBITDA metrics, ending calendar year 2027. The adjusted EBITDA metrics are as follows:

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Analysis of 2025 Compensation

	Performance Metric ($M)	Payout (% of Target Number of PSUs)
Minimum	$267	50%
Target	$292	100%
Maximum	$317	200%

Adjusted EBITDA is similarly defined as for the STIP. The payout based on the adjusted EBITDA metrics will be linearly interpolated. In no event will the NEOs be eligible to receive more than 200% payout for the adjusted EBITDA performance goal.
After careful consideration, the Committee determined that the limited use of overlapping performance conditions across our STIP and LTIP is appropriate, well-calibrated and consistent with our pay-for-performance philosophy. The Committee selected Adjusted EBITDA and other overlapping metrics because they represent core indicators of the Company's operating performance and are directly linked to the execution of our strategic plan. The Committee believes that reinforcing these priorities across multiple incentive vehicles promotes sustained management focus on disciplined growth, profitability and operational execution. The Committee structured each incentive program to ensure that the use of overlapping metrics does not result in duplicative compensation for the same performance outcomes. While certain metrics may be common across the STIP and LTIP, each program applies district performance periods, payout curves, leverage and maximum payout limitations. Annual incentive awards emphasize near-term execution and are subject to annual performance thresholds and caps, while long-term incentive awards are measured over multi-year performance periods and are further aligned with stockholder interests through equity based delivery, vesting requirements, and long-term value considerations.
The Committee also assessed the rigor of performance goals used in each program independently. Performance targets are established annually based on the Company's operating plan and long-term outlook and achievement of threshold, target and maximum performance levels requires progressively stronger financial results. The Committee believes this calibration ensures that the payouts under each program appropriately reflect the level of performance achieved and mitigates the risk of excessive compensation outcomes.
In designing the program the Committee concluded that the selective overlap of performance metrics, differentiated design features and appropriate targets supports transparency, reinforces accountability and strengthens alignment between executive compensation and stockholder value creation. Accordingly the Committee believes that the Company's incentive structure appropriately balances short-term and long-term performance objectives and avoids undue duplication of pay opportunities.
Management Adjusted Free Cash Flow Metrics

The other 50% of the total 2025 PSU award earned by our NEOs will be based on the Company’s achievement of certain management adjusted free cash flow metrics, cumulative for the three-year performance period. The management adjusted free cash flow metrics are as follows:

	Performance Metric ($M)	Payout (% of Target Number of PSUs)
Minimum	$545	50%
Target	$595	100%
Maximum	$645	200%

Management adjusted free cash flow is defined as adjusted EBITDA plus the cash impact from net working capital and capital expenditures. The payout based on the management adjusted free cash flow metrics will be

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Analysis of 2025 Compensation
linearly interpolated. In no event will the NEOs be eligible to receive more than 200% payout for the management adjusted free cash flow performance goal.
Total Shareholder Return Metrics

Once initial payout in respect to the 2025 PSUs is determined based on adjusted EBITDA and management adjusted free cash flow achievement, the initial payout may be modified based on the Company's Relative TSR achievement, measured against the Russell 2000 Industrials Index, to determine final payout. The Russell 2000 Industrials index was chosen as the comparator group for measuring Relative TSR because it is relevant to the current industrial focus of the Company. The following targets were set with respect to the Relative TSR performance goal:

	Percentile Rank	Modifier Range
Minimum	<30th	-25%
Target	55th	0%
Maximum	≥80%	25%

2025 Vesting events:
2022 PSUs
The Company granted PSUs on April 1, 2022, with a 3-year performance period commencing April 1, 2022 and ending March 31, 2025 (the "2022 PSUs"). The 2022 PSUs vest based on the Company’s achievement of certain performance goals relating to relative TSR and organic revenue growth, weighted equally at 50%, and the applicable NEO’s continued employment through the end of the performance period and the date the Compensation Committee certifies achievement of the performance goals. The relative TSR goal was achieved at 182.40% and the organic revenue growth goal was achieved at 200%, resulting in overall payout of 2022 PSUs equal to 191.20% of target. The 2022 PSUs vested in May 2025.

Named Executive Officer	2022 PSU Payout (# Shares)
Mr. Logan	213,234
Mr. Schopfer	65,154
Mr. Eloy	31,273

Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees in the United States, who satisfy certain eligibility requirements. The 401(k) plan provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Participants include Messrs. Logan and Schopfer and Mses. Lee and Ulrich. Messrs. Logan and Schopfer and Mesdames Lee and Ulrich are eligible to participate in the 401(k) plan on the same terms as other full-time employees, including with respect to matching contributions, which, during 2025, was equal to 100% of a participating employee’s contribution up to the first 2% of the employees’ eligible compensation and 50% of the employees’ contribution up to the next 4% of the employee’s eligible compensation. Mr. Eloy participates in France's mandatory social security and supplementary pension scheme

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Analysis of 2025 Compensation
on the same terms as other French full-time employees of the French Subsidiary, as more specifically described in "Employee Benefits and Perquisites" below.
Nonqualified Deferred Compensation Plan
We maintain an unfunded, nonqualified deferred compensation plan (the “Deferred Compensation Plan”), in which Mr. Logan and Mses. Lee and Ulrich, have historically participated. Each year, eligible employees, which includes our U.S. executive officers, including our U.S. NEOs, can elect to defer up to 100% of their base salary, bonus, commissions and/or short-term incentive compensation, as applicable, under the Deferred Compensation Plan. We do not make any matching, discretionary or other similar contributions to the Deferred Compensation Plan on behalf of participants.
Participants may elect to receive compensation they have deferred upon certain qualifying distribution events (e.g., separation from service, death, disability or at a specified date) at which time account balances are distributed in cash either in a lump sum or annual installments as elected by the participant. If no election is made, account balances are distributed in a lump sum. Annual installments can be for up to five years if the qualifying distribution event is a specified date or 15 years if the qualifying distribution event is due to a separation from service. Account balances are distributed in a single lump sum to the participant’s beneficiary upon the participant’s death or disability. Participants may also elect to receive in a single lump sum, in the event of a separation from service within two years of a change in control of the Company, the entire vested portion of their account balance that was otherwise reserved for payment in installments following a separation from service or at a specified date.
Account balances under the Deferred Compensation Plan are credited with a deemed investment return (or credited with a deemed investment loss), determined as if the account was invested in one or more of approximately 20 investment funds made available by the administrator. Participants elect the investment fund(s) in which accounts will be deemed invested. Participants may change their investment elections on a daily basis. The investment vehicle is determined by the administrator if the participant fails to make an investment election.
Employee Benefits and Perquisites
All of our full-time employees in the United States, including Messrs. Logan and Schopfer and Mses. Lee and Ulrich, are eligible to participate in health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance and life insurance.
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. However, we have provided certain perquisites to our NEOs in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make him or her more efficient and effective, and to provide a competitive compensation package for recruitment and retention purposes. Mr. Eloy is entitled to certain French-related benefits due to his employment in France.
In fiscal year 2025, all of the NEOs in the United States were entitled to (i) company-paid premiums for long-term care insurance in the United States, (ii) reimbursement for the costs of an annual physical examination, and (iii) financial planning services.
Pursuant to the terms of Mr. Logan's employment agreement, in fiscal year 2025 we also reimbursed Mr. Logan for certain automobile expenses.
Pursuant to the terms of Mr. Eloy's employment agreement, we provided Mr. Eloy with a Company-leased automobile for business and personal use including the cost of maintenance, tolls and gas. We also made contributions to France's mandatory social security and supplementary pension scheme (managed by AGIRC/ARRCO) for Mr. Eloy in accordance with French law and the applicable local bargaining agreement applicable to all employees of Mirion Technologies (MGPI) SAS, a French subsidiary of the Company and Mr. Eloy's French employer (the "French Subsidiary"). In addition, we made contributions on behalf of Mr. Eloy to the Garantie Sociale du Chef d'enterprise (GSC) for purposes of providing unemployment benefits to Mr. Eloy in the event of involuntary termination. Such contributions are intended to replace French-provided unemployment benefits, which are unavailable to Mr. Eloy due to his officer position with the French Subsidiary.

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Analysis of 2025 Compensation
Employment and Severance Arrangements

Logan Employment Agreement
On August 15, 2006, the Company entered into an employment agreement with Mr. Logan, which was subsequently amended and restated and most recently amended on December 27, 2021 (as amended, the “Logan Employment Agreement”), providing for his employment as Chief Executive Officer of the Company. The Logan Employment Agreement provides that Mr. Logan was entitled to an annual base salary of $700,000 and was eligible for an annual incentive bonus targeted at one hundred percent (100%) of annual base salary with the potential to receive up to one hundred and fifty percent (150%) of annual base salary, based on the Company’s achievement of certain performance metrics as determined by the Compensation Committee. Effective as of April 1, 2025, Mr. Logan's annual base salary was $825,000 and his annual incentive bonus was 120% of his annual base salary. In December 2021, Mr. Logan was also eligible to receive a one-time retention/bridge equity incentive grant having a target total grant date value equal to $6,000,000 (2/3 of which was in the form of time-vesting restricted stock units (the "RSUs") and 1/3 of which was in the form of performance-vesting restricted stock units (the "PSUs")). In addition, for each calendar year occurring during Mr. Logan's employment term, Mr. Logan will be eligible to receive an annual long-term equity incentive grant having a target total grant date value equal to $2,700,000, in a mix of RSUs and PSUs, as determined by the Compensation Committee in its discretion. Furthermore Mr. Logan is entitled to reimbursement for reasonable and necessary business expenses, which includes, but is not limited to, (i) reimbursement for first class air travel expenses, (ii) the cost of an annual local executive physical examination up to $10,000, and (iii) the costs of annual financial planning services, up to $5,000 per year.
Pursuant to the Logan Employment Agreement, upon the termination of Mr. Logan’s employment with the Company without "cause" or by Mr. Logan for "good reason" (each, as defined in the Logan Employment Agreement), in either case outside of the CIC Period (i.e., within twenty-four (24) months following a "change in control" (as such term is defined in the Incentive Plan)) subject to his execution and non-revocation of a general release of claims against the Company, Mr. Logan will be entitled, in addition to any accrued amounts, to (i) continuation of his annual base salary for twenty-four (24) months following the date of the termination of Mr. Logan’s employment, payable in accordance with the usual payroll policies in effect over 24 months, (ii) a pro-rata portion of Mr. Logan’s annual incentive bonus for the fiscal year in which the termination of his employment occurs, payable at the same time as such payment would otherwise have been made to Mr. Logan had his employment not been terminated, and (iii) continuation of any health benefits provided by the Company to Mr. Logan and his dependents for eighteen (18) months.
Pursuant to the Logan Employment Agreement, upon the termination of Mr. Logan’s employment with the Company without "cause" or by Mr. Logan for "good reason", in either case within the CIC Period, subject to his execution and non-revocation of a general release of claims against the Company, Mr. Logan will be entitled to the following, in lieu of above, (i) two (2) times the sum of his base salary and target bonus, payable in accordance with the usual payroll policies in effect over 24 months, (ii) a pro-rata portion of Mr. Logan’s annual incentive bonus for the fiscal year in which the termination of his employment occurs, payable at the same time as such payment would otherwise have been made to Mr. Logan had his employment not been terminated, and (iii) continuation of any health benefits provided by the Company to Mr. Logan and his dependents for eighteen (18) months.
The Logan Employment Agreement also provides that in the event of the termination of Mr. Logan’s employment with the Company as a result of his death or permanent disability, Mr. Logan or his estate, as applicable, will be entitled, in addition to any accrued amounts, to (i) an amount equal to Mr. Logan's base salary payable through the date of termination, (ii) a pro-rata portion of Mr. Logan's annual incentive bonus for the fiscal year in which the termination of his employment occurs, payable at the same time as such payment would otherwise have been made to Mr. Logan had his employment not been terminated, and (iii) continued health benefits for 12 months for Mr. Logan and/or his family.
In addition, to the extent that any payments and benefits under the Logan Employment Agreement together with any payments or benefits under any other agreement between the Company and Mr. Logan would

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constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the amount of such payments will be reduced to an amount that would result in no portion of the payments being subject to the excise tax imposed by Section 4999 of the Code, to the extent that such a reduction would provide Mr. Logan with an after-tax amount greater than he would have received if there was no reduction.
Lastly, pursuant to a Confidentiality and Intellectual Property Agreement, Mr. Logan is subject to a perpetual obligation not to disclose the confidential information of the Company and a covenant to assign certain intellectual property rights to the Company.
Schopfer Employment Agreement
On March 19, 2019, the Company entered into an employment agreement with Mr. Schopfer, which was subsequently amended and restated and most recently amended on December 27, 2021 (as amended, the “Schopfer Employment Agreement”), providing for his employment as Chief Financial Officer of the Company. The Schopfer Employment Agreement provides that Mr. Schopfer was entitled to an annual base salary of $330,000 and was eligible for an annual incentive bonus targeted at fifty-percent (50%) of annual base salary with the potential to receive up to one hundred percent (100%) of annual base salary, based on Mr. Schopfer's and the Company's achievement of certain performance metrics as determined by the Board. Effective as of April 1, 2025, Mr. Schopfer's annual base salary was $540,000 and his annual incentive bonus was 75% of his annual base salary. Mr. Schopfer is also eligible to participate in the Company's deferred compensation plan (but has not participated in such plan) and any benefit plans generally made available to senior employees and is entitled to (i) an annual allowance of $5,000 to cover costs for any personal financial and tax advisory services retained in connection with any matter arising as a result of Mr. Schopfer holding shares of, or any other investment in, the Company and (ii) reimbursement for the cost of an annual physical examination up to $5,000 and reasonable and necessary business expenses.
Pursuant to the Schopfer Employment Agreement, upon the termination of Mr. Schopfer’s employment with the Company without "cause" or by Mr. Schopfer for "good reason" (each, as defined in the Schopfer Employment Agreement), in either case outside of the CIC Period (i.e., within twelve (12) months following a "change in control" (as such term is defined in the Incentive Plan)) subject to his execution and non-revocation of a general release of claims against the Company, Mr. Schopfer will be entitled, in addition to any accrued amounts, to (i) continuation of his annual base salary for twelve (12) months following the date of the termination of Mr. Schopfer’s employment (such twelve (12)-month period, the “Schopfer Severance Period”), payable in accordance with the usual payroll policies in effect over the Schopfer Severance Period, (ii) a pro-rata portion of Mr. Schopfer’s annual incentive bonus for the fiscal year in which the termination of his employment occurs, payable at the same time as such payment would otherwise have been made to Mr. Schopfer had his employment not been terminated, and (iii) continued payment by the Company, for the Schopfer Severance Period or, if earlier, until the date on which Mr. Schopfer commences employment with and becomes eligible for health care benefits from a new employer, of the premiums associated with group health continuation coverage premiums for Mr. Schopfer and his dependents under COBRA.
Pursuant to the Schopfer Employment Agreement, upon the termination of Mr. Schopfer’s employment with the Company without "cause" or by Mr. Schopfer for "good reason", in either case within the CIC Period, subject to his execution and non-revocation of a general release of claims against the Company, Mr. Schopfer will be entitled to the following, in lieu of above, (i) one (1) times the sum of his base salary and target bonus, payable in accordance with the usual payroll policies in effect over the Schopfer Severance Period, (ii) a pro-rata portion of Mr. Schopfer’s annual incentive bonus for the fiscal year in which the termination of his employment occurs, payable at the same time as such payment would otherwise have been made to Mr. Schopfer had his employment not been terminated, and (iii) continued payment by the Company, for the Schopfer Severance Period or, if earlier, until the date on which Mr. Schopfer commences employment with and becomes eligible for health care benefits from a new employer, of the premiums associated with group health continuation coverage premiums for Mr. Schopfer and his dependents under COBRA.

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The Schopfer Employment Agreement also provides that in the event of the termination of Mr. Schopfer’s employment with the Company as a result of his death or permanent disability, Mr. Schopfer or his estate, as applicable, will be entitled, in addition to any accrued amounts, to (i) an amount equal to Mr. Schopfer's base salary payable through the date of termination and (ii) a pro-rata portion of Mr. Schopfer's annual incentive bonus, for the fiscal year in which the termination of his employment occurs, payable at the same time as such payment would otherwise have been made to Mr. Schopfer had his employment not been terminated.
In addition, to the extent that any payments and benefits under the Schopfer Employment Agreement together with any payments or benefits under any other agreement between the Company and Mr. Schopfer would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such payments will be reduced to an amount that would result in no portion of the payments being subject to the excise tax imposed by Section 4999 of the Code, to the extent that such a reduction would provide Mr. Schopfer with an after-tax amount greater than he would have received if there was no reduction.
Lastly, pursuant to a Confidentiality, Non-Interference and Intellectual Property Agreement, Mr. Schopfer is subject to (i) a covenant restricting him from interfering with the business of the Company by soliciting, diverting or enticing away any officer, employee or consultant of the Company or any of its subsidiaries to accept employment with a third party for a period of 12 months following his termination of employment with the Company for any reason, (ii) a covenant restricting him in perpetuity from using the confidential information of the Company to solicit, divert or entice away (A) any actual or prospective customer of the Company or any of its subsidiaries to become a customer of any third party that is engaged in any business or operations that were also engaged in by the Company during Mr. Schopfer’s employment with the Company or (B) any customer or supplier to cease doing business with the Company or any of its subsidiaries, (iii) a perpetual obligation not to disclose the confidential information of the Company, and (iv) a covenant to assign certain intellectual property rights to the Company.
Eloy Employment Agreement

Mr. Eloy entered into an employment agreement with the French Subsidiary effective April 1, 2017, which was most recently amended on February 3, 2022 (as amended, the "Eloy Employment Agreement"), providing for his employment as President of the Mirion Nuclear & Safety Group. The Eloy Employment Agreement provides that Mr. Eloy was entitled to an annual base salary of €284,000 and was eligible for an annual incentive bonus targeted at fifty-percent (50%) of annual base salary with the potential to receive up to one hundred percent (100%) of annual base salary, based on achievement of certain performance metrics as set forth under the Mirion Nuclear & Safety Group’s bonus program. Effective as of April 1, 2025, Mr. Eloy’s annual base salary was €345,000 and his annual incentive bonus was 50% of his annual base salary. Furthermore, Mr. Eloy is eligible to participate in any benefit plans generally made available to employees and is entitled to (a) a French customary "thirteenth month" bonus, paid in July and December of each calendar year at the rate of 30% and 70%, respectively, of Mr. Eloy's then current monthly base salary rate (note that this "thirteenth month" bonus is included as part of, and not in addition to, Mr. Eloy's annual base salary), (b) a Company-leased automobile for business and personal use, including the costs of maintenance, tolls and gas, (c) contributions to France's mandatory social security and supplemental pension scheme (managed by AGIRC/ARRCO) in accordance with French law and the applicable local bargaining agreement of the French Subsidiary (the "Local Enterprise Agreement"), (d) lunch vouchers, in accordance with the Local Enterprise Agreement, (e) an annual allowance of $5,000 (Euro converted equivalent) to cover the costs of personal financial planning services, and (f) reimbursement for the cost of an annual physical examination up to $5,000 (Euro converted equivalent). Mr. Eloy is also indemnified for serving as managing director of one of the Company's German affiliates.
The Eloy Employment Agreement is otherwise subject to the French collective bargaining agreement of the National Collective Agreement for Engineers and Executive for the Metallurgy Sector, French labor law and the Local Enterprise Agreement which provide for separate statutory, collective bargaining or local entitlements such as participation and profit sharing bonuses.
Pursuant to the Eloy Employment Agreement, upon his termination (other than termination due to retirement) at the initiative of the French Subsidiary, Mr. Eloy will receive a contractual termination indemnity in an amount

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Analysis of 2025 Compensation
equal to twelve (12) months of annual base salary as well as annual incentive compensation earned, prorated to the date of termination. Mr. Eloy is also eligible to receive statutory and collective termination indemnities in accordance with French Labor Law and the National Collective Agreement for Engineers and Executive for the Metallurgy Sector.
In addition, pursuant to the confidentiality, assignment of intellectual property, and non-competition covenants provided in the Eloy Employment Agreement, Mr. Eloy is generally subject to (i) a covenant restricting him from entering the service of a directly competing company or intervening directly or indirectly in any management, manufacture, trade or any activity that may compete with the French Subsidiary’s activity for a period of 12 months following Mr. Eloy’s termination of employment with the French Subsidiary and (ii) a perpetual obligation not to disclose the confidential information of the French Subsidiary.

Lee Employment Agreement
On September 15, 2018, the Company entered into an employment agreement with Ms. Lee, which was most recently amended on August 7, 2023 (as amended, the “Lee Employment Agreement”), providing for her employment as the Chief Legal Officer and Chief Compliance Officer of the Company. The Lee Employment Agreement provides that Ms. Lee was entitled to an annual base salary of $270,000 and was eligible for an annual incentive bonus targeted at fifty-percent (50%) of annual base salary with the potential to receive up to one hundred percent (100%) of annual base salary, based on Ms. Lee’s and the Company’s achievement of certain performance metrics as determined by the Board. For 2025, Ms. Lee’s annual base salary was $445,000 and her annual incentive bonus was 50% of her annual base salary. Ms. Lee is also eligible to participate in the Company’s deferred compensation plan and any benefit plans generally made available to senior employees and is entitled to (i) an annual allowance of $5,000 to cover costs for any personal financial or tax advisory services retained in connection with any matter arising as a result of Ms. Lee holding shares of, or any other investment in, the Company, and (ii) reimbursement for the cost of an annual physical examination up to $5,000 and reasonable and necessary business expenses.
Pursuant to the Lee Employment Agreement, upon the termination of Ms. Lee’s employment with the Company without "cause" or by Ms. Lee for "good reason" (each, as defined in the Lee Employment Agreement), in either case outside of the CIC Period (i.e., within twelve (12) months following a “change in control” (as such term is defined in the Incentive Plan)) subject to her execution and non-revocation of a general release of claims against the Company, Ms. Lee will be entitled, in addition to any accrued amounts, to (i) continuation of her annual base salary for twelve (12) months following the date of the termination of Ms. Lee’s employment (such twelve (12)-month period, the “Lee Severance Period”), payable in accordance with the usual payroll policies in effect over the Lee Severance Period, (ii) a pro-rata portion of Ms. Lee’s annual incentive bonus for the fiscal year in which the termination of her employment occurs, payable at the same time as such payment would otherwise have been made to Ms. Lee had her employment not been terminated, and (iii) continued payment by the Company, for the Lee Severance Period or, if earlier, until the date on which Ms. Lee commences employment with and becomes eligible for health care benefits from a new employer, of the premiums associated with group health continuation coverage premiums for Ms. Lee and her dependents under COBRA.
Pursuant to the Lee Employment Agreement, upon the termination of Ms. Lee’s employment with the Company without "cause" or by Ms. Lee for "good reason", in either case within the CIC Period, subject to her execution and non-revocation of a general release of claims against the Company, Ms. Lee will be entitled to the following, in lieu of above, (i) one (1) times the sum of her base salary and target bonus, payable in accordance with the usual payroll policies in effect over the Lee Severance Period, (ii) a pro-rata portion of Ms. Lee’s annual incentive bonus for the fiscal year in which the termination of her employment occurs, payable at the same time as such payment would otherwise have been made to Ms. Lee had her employment not been terminated, and (iii) continued payment by the Company, for the Lee Severance Period or, if earlier, until the date on which Ms. Lee commences employment with and becomes eligible for health care benefits from a new employer, of the premiums associated with group health continuation coverage premiums for Ms. Lee and her dependents under COBRA.

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Analysis of 2025 Compensation
The Lee Employment Agreement also provides that in the event of the termination of Ms. Lee’s employment with the Company as a result of her death or permanent disability, Ms. Lee or her estate, as applicable, will be entitled, in addition to any accrued amounts, to (i) an amount equal to Ms. Lee's base salary payable through the date of termination and (ii) a pro-rata portion of Ms. Lee’s annual incentive bonus for the fiscal year in which the termination of her employment occurs, payable at the same time as such payment would otherwise have been made to Ms. Lee had her employment not been terminated.
In addition, to the extent that any payments and benefits under the Lee Employment Agreement together with any payments or benefits under any other agreement between the Company and Ms. Lee would constitute a “parachute payment” within the meaning of Section 280G of the Code, the amount of such payments will be reduced to an amount that would result in no portion of the payments being subject to the excise tax imposed by Section 4999 of the Code, to the extent that such a reduction would provide Ms. Lee with an after-tax amount greater than she would have received if there was no reduction.
In addition, pursuant to a Confidentiality, Non-Interference and Intellectual Property Agreement, Ms. Lee is subject to (i) a covenant restricting her from interfering with the business of the Company by soliciting, diverting or enticing away any officer, employee or consultant of the Company or any of its subsidiaries to accept employment with a third party for a period of 12 months following her termination of employment with the Company for any reason, (ii) a covenant restricting her in perpetuity from using the confidential information of the Company to solicit, divert or entice away (A) any actual or prospective customer of the Company or any of its subsidiaries to become a customer of any third party that is engaged in any business or operations that were also engaged in by the Company during Ms. Lee’s employment with the Company or (B) any customer or supplier to cease doing business with the Company or any of its subsidiaries, (iii) a perpetual obligation not to disclose the confidential information of the Company, and (iv) a covenant to assign certain intellectual property rights to the Company.
Ulrich Employment Arrangements
Ms. Ulrich does not have an employment agreement with the Company. However, effective as of April 1, 2025, Ms. Ulrich was entitled to an annual base salary of $345,000 and was eligible for an annual incentive bonus targeted at fifty-percent (50%) of annual base salary based on Ms. Ulrich’s and the Company’s achievement of certain performance metrics, as determined by the Company’s Board. Ms. Ulrich is also entitled to (i) an annual allowance of $5,000 to cover costs for any personal financial or tax advisory services retained in connection with any matter arising as a result of Ms. Ulrich holding shares of, or any other investment in, the Company and (ii) reimbursement for the cost of an annual physical examination up to $5,000 and reasonable business expenses.
In addition, pursuant to a Confidentiality, Non-Interference and Intellectual Property Agreement, Ms. Ulrich is subject to (i) a covenant restricting her from interfering with the business of the Company by soliciting, diverting or enticing away any officer, employee or consultant of the Company or any of its subsidiaries to accept employment with a third party for a period of 12 months following her termination of employment with the Company for any reason, (ii) a covenant restricting her in perpetuity from using the confidential information of the Company to solicit, divert or entice away (A) any actual or prospective customer of the Company or any of its subsidiaries to become a customer of any third party that is engaged in any business or operations that were also engaged in by the Company during Ms. Ulrich’s employment with the Company or (B) any customer or supplier to cease doing business with the Company or any of its subsidiaries, (iii) a perpetual obligation not to disclose the confidential information of the Company, and (iv) a covenant to assign certain intellectual property rights to the Company.
Furthermore, Ms. Ulrich is eligible to participate in the Company’s Executive Severance Plan, as described below.

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Analysis of 2025 Compensation
Executive Severance Plan
Our compensation committee has adopted an Executive Severance Plan, or the Severance Plan, which applies to certain employees but not any of our executive officers with whom we have entered into an employment agreement. Ms. Ulrich is currently the only NEO who participates in the Severance Plan. In February 2025, the Compensation Committee approved certain amendments to Ms. Ulrich's Executive Severance Plan Participation Agreement. Specifically, her participation was amended to (i) increase the severance multiplier to 1.0x her then current base salary (increased from 0.5x, as described above) and (ii) increase the payment of, or reimbursement for the cost of, her COBRA premium payments for a period ending on the earlier of twelve (12) months or the date on which she becomes eligible for health coverage from a subsequent employer. The Severance Plan provides that upon a participant’s termination by the Company for any reason other than due to death, disability or “cause” or Ms. Ulrich’s resignation for “good reason”, as each is defined in the Severance Plan (the “Qualifying Termination”), in each case either within or outside of the change in control period (i.e., the period of 12 months after a “change in control,” as defined in the Severance Plan), the participant will be entitled to receive, subject to the execution and delivery of an effective and irrevocable release of claims in favor of the Company and continued compliance with all applicable restrictive covenants, (i) twelve (12) months of the participant’s then-current base salary, payable in substantially equal installments over twelve (12) months in accordance with the Company’s payroll practices, (ii) an amount equal to the participant’s prorated annual bonus for the bonus performance period during which the participant’s employment terminates, payable in substantially equal installments over twelve (12) months in accordance with the Company’s payroll practices, (iii) payment of, or reimbursement for the cost of, the participant’s COBRA premium payments (for the participant and the participant’s dependents) (less the portion of any such premiums that the participant would have been required to pay for the participant and the participant’s dependents had the participant continued to be employed) for a period ending on the earlier of twelve (12) months or the date on which the participant becomes eligible for health coverage from a subsequent employer, and (iv) any earned but unpaid bonus in respect of the most-recent bonus performance period ending prior to the termination date, payable when the bonus would have normally been paid (or upon the release effective date, if later). In addition, (a) upon a Qualifying Termination outside of the change in control period, a participant shall be entitled to six (6) months of accelerated vesting with respect to the participant’s equity awards as if the participant had remained employed for the six (6) month period immediately following the termination date and (b) upon a Qualifying Termination within the change in control period, the participant shall be entitled to (x) an amount equal to 50% of the participant’s target annual bonus and (y) following the assumption of the participant’s equity awards in connection with the change in control, full accelerated vesting of such equity awards, with any equity awards that vest based on performance to be vested at target level.
In the event the severance and other benefits provided in the Severance Plan or otherwise payable to Ms. Ulrich under any other plan or arrangement (i) constitute “parachute payments” within the meaning of Section 280G of the Code (the “280G Payments”), and (ii) otherwise would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the 280G Payments will be either (a) delivered in full or (b) delivered as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Ms. Ulrich on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.
Equity Award Agreements
In addition to the severance benefits in the applicable employment agreements and Severance Plan, the RSU and PSU award agreements for our NEOs also contain certain provisions for acceleration of the vesting. For a fulsome description of what the equity award agreements provide for under certain termination of employment, see Potential Payments upon Termination or Change in Control on page 78.

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Analysis of 2025 Compensation
Other Compensation Governance Practices

Stock Ownership Policy
The Compensation Committee believes that purchasing and holding shares of our common stock creates an incentive to manage the Company prudently and established minimum stock ownership requirements for our directors, NEOs and certain other employees in a Stock Ownership Policy adopted in November 2021 and last amended on February 25, 2025.

Minimum Ownership Requirements

Leadership Position	Value of Shares
CEO	6x base salary
Non-Employee Member of the Board of Directors	5x annual cash retainer(2)
CFO and Group President	4.5x base salary
Section 16 Officer	3x base salary
Other Executive Leadership Members(1)	1x base salary
(1) Refers to all officers who report directly to the Chief Executive Officer, other than the CFO, Group President, and Section 16 Officers.

(2) Annual cash retainer does not include additional payments for committee Chair or Lead Director roles.

The value of the stock ownership requirement is based on the applicable individual's then current cash retainer or salary and the value of the stock holdings is based on the average closing price of a share of the Company’s stock for the previous calendar year. Shares owned outright, unvested restricted stock, RSUs and shares or share equivalent units underlying deferred fees paid to non-employee directors are included in the calculation of share ownership.
Participants have five years to achieve these requirements and must retain all of their net shares received as a result of the vesting, payment or distribution of any RSUs, PSUs or other equity awards, excluding any shares sold or withheld to pay any applicable taxes, until this requirement is met.

All participants are currently in compliance with the Stock Ownership Policy.
Clawback Policy
The Company's Clawback Policy, first adopted in 2021, is designed to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Action of 2010, Section 10D of the Securities Exchange Act of 1934, as amended, and the listing standards of The New York Stock Exchange (the "NYSE"). It provides that in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws, the Board will require reimbursement to the Company of any performance-based award made to any executive officer and other covered executives of the Company where: (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of either a "Big R" or "Little r" restatement of Company financial statements filed with the SEC; and (ii) a lower payment would have been made to such executive officers and other covered executives based upon the restated financial results. In each such instance, the Company will reasonably promptly recover from the executive officers and other covered executives the amount in excess of what would have been awarded based on the corrected performance measures for the Applicable Recovery Period defined as the three (3) completed fiscal years immediately preceding the date of the restatement.

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Analysis of 2025 Compensation
Policy for the Granting of Equity-Based Awards
In November 2023, the Company adopted a Policy for the Granting of Equity-Based Awards, describing its processes for the granting of shares of common stock or derivatives thereof, including RSUs, PSUs and/or other equity-based awards. The Policy for the Granting of Equity-Based Awards provides that grants of equity-based awards made in conjunction with the hiring of a new employee or the promotion of an existing employee will be made on a regular monthly basis on the first day of each month, to ensure that equity awards cannot be timed to take advantage of material nonpublic information. Grants of equity-based awards to existing employees (other than in connection with a promotion) will be made, if at all, on an annual basis and considered and approved by the Compensation Committee at a meeting to be held in February of each year or shortly thereafter. Our Compensation Committee carefully reviews any potential material nonpublic information before granting equity awards. We do not time our equity award grants either to take advantage of a depressed stock price, or an anticipated increase in stock price, and we have limited the amount of discretion that can be exercised in connection with the timing of equity award grants. We also do not time the release of material nonpublic information based on equity award grant dates. The Policy for the Granting of Equity-Based Awards further provides that all equity-based awards must be priced on their respective grant date.
The Company did not grant awards of stock options, stock appreciation rights or similar option-like instruments during fiscal 2025.
Risk Assessment in Compensation Programs
We believe our compensation programs encourage and reward prudent business judgment without encouraging undue risk. The Compensation Committee reviews our compensation programs for features that might encourage inappropriate risk-taking. We believe our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. In addition, our independent compensation consultant has conducted a third party high-level assessment of potential compensation risk and has concluded the same.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (Section 162(m)) generally imposes a $1 million cap on the federal income tax deduction for compensation paid to our “covered employees” (which includes our NEOs and certain former executive officers) during any fiscal year. While the Compensation Committee acknowledges the deductibility of awards as a factor in determining executive compensation, the Compensation Committee looks at other factors in making its decisions, and, in the exercise of its business judgment and in accordance with its compensation philosophy, the Compensation Committee retains the flexibility to award compensation even if the compensation is not deductible by us for tax purposes, and to modify compensation that was initially intended to be tax deductible if it determines such modifications are consistent with our business needs.

Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our NEOs and other employees. We follow ASC Topic 718 for our stock-based compensation awards which requires us to measure the compensation expense for all share-based payment awards based on the grant date “fair value” of these awards.

Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional

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Analysis of 2025 Compensation
tax. We do not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.
Section 409A of the Internal Revenue Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. We structure all our nonqualified deferred compensation plans, severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

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Compensation Committee Report

Building 42 Floor 1
Exhaust to MTR Stack
ASM1-CAM1

Compensation Committee Report

The Compensation Committee has reviewed and discussed this CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy.

Respectfully submitted,

Robert A. Cascella (Chair)
Steven W. Etzel
Lawrence D. Kingsley
John W. Kuo
Sheila Rege

2026 PROXY STATEMENT	71

Executive Compensation Tabular Disclosures
Executive Compensation Tabular Disclosures
2025 Summary Compensation Table
The following table sets forth the total compensation awarded to, earned by and paid to the NEOs for services rendered to the Company in all capacities during (i) the period beginning January 1, 2023 and ending December 31, 2023 (the "Fiscal Year 2023"), (ii) the period beginning January 1, 2024 and ending December 31, 2024 (the "Fiscal Year 2024"), and (iii) the period beginning January 1, 2025 and ending December 31, 2025 ("Fiscal Year 2025"), as applicable. To the extent a current NEO was not an NEO for any of those prior fiscal years, disclosure is not required with respect to those NEO for the prior fiscal years.

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Executive Compensation Tabular Disclosures

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation (4) ($)	Total ($)
Thomas Logan Chief Executive Officer	Fiscal Year 2025	818,750		5,099,990	1,074,516		42,214	7,035,470
	Fiscal Year 2024	787,500		3,899,987	1,105,248		38,081	5,830,816
	Fiscal Year 2023	737,500		3,016,939	1,089,123		40,360	4,883,922
Brian Schopfer Chief Financial Officer	Fiscal Year 2025	535,000	250,000 (5)	1,549,987	439,575		15,303	2,789,865
	Fiscal Year 2024	515,000	250,000 (5)	1,199,981	389,139		18,337	2,122,457
	Fiscal Year 2023	487,500	250,000 (5)	739,555	389,961		16,891	1,883,907
Loic Eloy (6) Group President, Nuclear & Safety	Fiscal Year 2025	369,564	31,135 (7)	999,992	164,212(8)		119,801	1,684,704
	Fiscal Year 2024	309,600	26,400	399,994	282,410		101,127	1,119,531
	Fiscal Year 2023	302,050	25,171	215,480	199,832	—	99,782	842,315
Emmanuelle Lee (9) Chief Legal Officer & Chief Compliance Officer	Fiscal Year 2025	441,250		399,975	241,495		17,620	1,100,340
	Fiscal Year 2024	425,000		299,995	247,530		22,111	994,636
Alison Ulrich (9) Chief Human Resources Officer	Fiscal Year 2025	340,000		299,977	187,226		18,870	846,073
	Fiscal Year 2024	318,750		199,997	187,086		18,670	724,503
(1) For Fiscal Year 2025, the amounts reflect the aggregate grant date fair value of RSUs and PSUs granted in 2025 computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures. The assumptions used in calculating the aggregate grant date fair values of the RSUs and PSUs reported in this column are set forth in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K as filed with the SEC on February 26, 2025. The grant date value of the PSU awards granted in 2025 assuming the maximum achievement (250% of grant) of the applicable performance conditions is $12,749,975 for Mr. Logan, $2,499,981 for Mr. Schopfer, $999,992 for Mr. Eloy, $399,975 for Ms. Lee, and $299,977 for Ms. Ulrich.
(2) For Fiscal Year 2025, the amounts reflect short-term cash incentive awards earned under the STIP for such year.
(3) Account balances under the Deferred Compensation Plan are credited with deemed earnings or losses, determined as if the account was invested in one or more of approximately 20 investment funds made available by the plan administrator, based on the applicable participant’s investment elections. For Fiscal Year 2025, it was determined that no above-market or preferential interest rate options were available on notional investments in the Deferred Compensation Plan; accordingly, none of Mr. Logan's, Ms. Lee’s or Ms. Ulrich's Fiscal Year 2025 earnings under the Deferred Compensation Plan have been reported. All earnings under the Deferred Compensation Plan based on their investment elections are reported in the “Nonqualified Deferred Compensation Table” below.
(4) Fiscal Year 2025 amounts reflect: (i) for Mr. Logan, a $14,400 automobile allowance, a company contribution of $14,000 to Mr. Logan’s account under the Company’s 401(k) plan, $2,905 to cover the cost of an annual physical examination, a $9,400 reimbursement for financial planning services, $220 for continued automobile maintenance and $1,289 in company-paid long-term care insurance premiums; (ii) for Mr. Schopfer, company contributions of $14,000 to Mr. Schopfer’s account under the Company’s 401(k) plan, $500 to Mr. Schopfer’s company-sponsored health savings account and $803 in company-paid long-term care insurance premiums; (iii) for Mr. Eloy, a $12,671 (€10,800) annual compensation for his role as Managing Director of Mirion Technologies (MGPI H&B) GmbH, Germany, $60,499 (€51,567) payment to France's mandatory social security on behalf of Mr. Eloy in accordance with French Law, a $17,897 (€15,255) company contribution to Mr. Eloy's retirement account managed by AGIRC/ARRCO, $11,865 (€10,113) for Mr. Eloy's company car costs (e.g., monthly lease payments, and costs relating to maintenance, tolls, and gas), and $16,869 (€14,378) pursuant to a special unemployment insurance contract with GSC; (iv) For Ms. Lee, a company contribution of $14,000 to Ms. Lee’s account under the Company’s 401(k) plan, $2,400 for opting out of Mirion's medical plan in 2025, and $1,220 in company-paid long-term care insurance premiums; (v) For Ms. Ulrich, a company contribution of $14,000 to Ms. Ulrich’s account under the Company’s 401(k) plan, $1,000 to Ms. Ulrich’s company-sponsored health savings account and $3,870 in company-paid long-term care insurance premiums.

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Executive Compensation Tabular Disclosures
(5) The amount reported represents 25% of a retention bonus that was paid to Mr. Schopfer on October 7, 2022 and that is no longer subject to repayment by Mr. Schopfer upon certain terminations of employment between the period commencing on October 1, 2022 and ending on October 1, 2026.
(6) For Fiscal Year 2025, all figures were converted from Euro to U.S. dollars using the 12/31/2025 exchange rate of $1.17322 per €1.00.

(7) The amount reported represents a French customary “thirteenth month” bonus earned in 2025, of which 30% was paid in July 2025 and the remaining 70% was paid in December 2025, and calculated based on Mr. Eloy’s salary in December 2025.

(8) The amount reported represents $147,266 (€125,523) that Mr. Eloy earned under the STIP in Fiscal Year 2025, and $16,946 (€14,444) in French Participation and Interessement payments earned in 2025. French Participation is a statutory profit sharing scheme for French companies with more than 50 employees, and the Interessement is a contractual profit sharing scheme paid by the French Subsidiary to all of its employees pursuant to the Local Enterprise Agreement. Interessement payments are calculated based on formulas set forth in the Local Enterprise Agreement between the French Subsidiary and employee representatives which is renegotiated every 3 years.

(9) Mses. Lee and Ulrich were not NEOs for Fiscal Year 2023.

2026 PROXY STATEMENT	74

Executive Compensation Tabular Disclosures
2025 Grants of Plan-Based Awards
The following table presents information concerning grants of plan-based awards to each of the NEOs during Fiscal Year 2025:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas Logan
2025 STIP		495,000	990,000	1,650,000
PSU	3/1/2025				164,198	328,396	820,990		5,099,990
Brian Schopfer
2025 STIP		202,500	405,000	810,000
PSU	3/1/2025				49,903	99,806	249,515		1,549,987
Loic Eloy
2025 STIP		101,190	202,380	404,760
PSU	3/1/2025				32,196	64,391	160,978		999,992
Emmanuelle Lee
2025 STIP		111,250	222,500	445,000
RSU	3/1/2025							10,302	159,990
PSU	3/1/2025				7,727	15,453	38,633		239,985
Alison Ulrich
2025 STIP		86,250	172,500	345,000
RSU	3/1/2025							7,726	119,985
PSU	3/1/2025				5,795	11,590	28,975		179,993

(1) Represents the threshold, target and maximum performance-based incentive cash payments the NEOs could have earned pursuant to the STIP for fiscal year 2025, as described in “Short-Term Incentive Compensation” above. The actual amounts earned pursuant to the STIP for fiscal year 2025 are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above. The maximum does not account for any individual adjustment modifier, which is capped at "+30%". Additionally, Mr. Logan's maximum payout is capped at 200% of his annual salary of $825,000.
(2) Represents the threshold, target and maximum number of shares tied to PSUs granted in 2025. The minimum and maximum do not account for any Relative TSR modifier, which is capped at "-25%" and "+25%", respectively.
(3) Represents the number of RSUs granted in 2025.
(4) The amount reported represents the grant date fair value computed in accordance with FASB ASC Topic 718 disregarding any estimates of forfeitures. The values reported for the PSU awards granted in fiscal year 2025 were calculated based on the target outcomes of the performance conditions related to these awards in accordance with ASC Topic 718 (excluding the effects of estimated forfeitures).

2026 PROXY STATEMENT	75

Executive Compensation Tabular Disclosures
Outstanding Equity Awards at 2025 Year-End
The following table presents, for each of the NEOs, information regarding outstanding equity awards issued pursuant to the Incentive Plan as of December 31, 2025.

	Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Thomas Logan	3/29/2023	3/29/2024	55,901(2)	975,472
	3/29/2023	3/29/2026			167,701 (3)	3,927,557
	3/1/2024	3/1/2025	104,418(2)	1,822,094
	3/1/2024	3/1/2027			234,939 (4)	5,502,271
	3/1/2025	3/1/2028			328,396 (5)	7,691,034
Brian Schopfer	3/29/2023	3/29/2024	16,563 (2)	289,024
	3/29/2023	3/29/2026			34,161 (3)	800,051
	3/1/2024	3/1/2025	40,160 (2)	700,792
	3/1/2024	3/1/2027			60,240 (4)	1,410,821
	3/1/2025	3/1/2028			99,806 (5)	2,337,457
Loic Eloy	3/29/2023	3/29/2024	5,549 (2)	96,830
	3/29/2023	3/29/2026			8,198 (3)	191,997
	3/1/2024	3/1/2025	13.387 (2)	233,603
	3/1/2024	3/1/2027			20,080 (4)	470,274
	3/1/2025	3/1/2028			64,391 (5)	1,508,037
Emmanuelle Lee	3/29/2023	3/29/2024	9,441 (2)	164,745
	3/1/2024	3/1/2025	10,040 (2)	175,198
	3/1/2024	3/1/2027			15,060 (4)	352,705
	3/1/2025	3/1/2026	10,302 (2)	179,770
	3/1/2025	3/1/2028			15,453 (5)	361,909
Alison Ulrich	3/29/2023	3/29/2024	4,141 (2)	72,260
	3/1/2024	3/1/2025	6,694 (2)	116,810
	3/1/2024	3/1/2027			10,040 (4)	235,137
	3/1/2025	3/1/2026	7,726 (2)	134,819
	3/1/2025	3/1/2028			11,590 (5)	271,438

(1) Represents the market value of the shares underlying each of the outstanding equity awards, based on the closing price of our Class A common stock on the New York Stock Exchange on the last trading day of fiscal year 2025, December 31, 2025, which was $23.42
(2) The RSUs vest in three substantially equal installments on the first, second, and third anniversary of the grant date, subject to the NEOs continued employment with us on each vesting date. Awards are subject to certain acceleration of vesting provisions as defined in the respective RSU agreement/severance plan.
(3) The PSUs are eligible to vest based on the achievement of certain performance goals relating to relative TSR achievement and adjusted organic revenue growth (weighted equally at 50%) over a three-year performance period from January 1, 2023 through December 31, 2025. The actual amount earned will be determined in 2026 based on the actual achievement of the performance goals, subject to the NEO's continued employment with us on the vesting date. The number represents the target number of PSUs. Awards are subject to certain acceleration of vesting provisions as defined in the respective PSU agreement/severance plan.
(4) The PSUs are eligible to vest based on the achievement of certain performance goals over a three-year performance period from January 1, 2024 through December 31, 2026, as described above under the heading "Long Term Compensation - PSUs-2024 PSUs". The actual amount earned and vested will be determined in 2027 based on the actual achievement of the performance goals, subject to the

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Executive Compensation Tabular Disclosures
NEO's continued employment with us on the vesting date. Awards are subject to certain acceleration of vesting provisions as defined in the respective PSU agreement/severance plan. The number represents the target number of PSUs.
Option Exercises and Stock Vested in 2025
The following table sets forth the number of shares and the value realized upon the vesting of RSUs and PSUs during 2025 by each of our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Thomas Logan	670,214	11,387,703
Brian Schopfer	173,223	2,921,527
Loic Eloy	54,584	889,992
Emmanuelle Lee	35,807	634,825
Alison Ulrich	12,006	181,126

(1) The value realized on vesting is based on the closing price per share of our common stock on the vesting date, multiplied by the number of RSUs and PSUs that vested.

Nonqualified Deferred Compensation in 2025

The following table shows the contributions, earnings, distributions and year-end account values for the NEOs under the plan for the year ended December 31, 2025:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Thomas Logan			$788,515		$4,776,656
Brian Schopfer
Loic Eloy
Emmanuelle Lee	$148,042		$32,577		$245,546
Alison Ulrich	17,000		2,806	—	19,806
(1) These amounts are included in the “Salary” column of the Summary Compensation Table.
(2) This includes aggregate earnings and dividends for the period beginning January 1, 2025 and ending on December 31, 2025. In 2025, no above-market or preferential interest rate options were available on notional investments in the Deferred Compensation Plan.
Please refer to the "Other Elements of Compensation - Nonqualified Deferred Compensation Plan" section for further information regarding the material terms of the Deferred Compensation Plan.
2025 Pension Benefits
Mr. Eloy receives contributions for the benefit of his accounts with certain French social security and pension schemes. Such benefits will allow Mr. Eloy to retire starting at age 62 (French pension reform may change this to 64) and collect a supplemental retirement benefit in addition to social security according to formulas varying with the circumstances of his retirement but taking into account his age at retirement, the number of quarters

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Executive Compensation Tabular Disclosures
of employment he worked during his entire life and the value of his and his employers' contributions to the plan up to the date of retirement. In 2025, the French Subsidiary made contributions to such benefits in the amount of $62,596 (€53,354). Mr. Eloy did not receive any distribution under such plans in fiscal year 2025.
Potential Payments upon Termination or Change in Control
The table below sets forth the amounts of the payments and benefits that each NEO would have been entitled to receive upon a qualifying termination of employment by the Company and/or the occurrence of a change in control, in each case assuming the relevant event occurred on December 31, 2025 (and based on the arrangements described above in the "Employment Arrangements").

Name	Benefit	Termination Without Cause or Resignation for Good Reason Other than in Connection with a Change in Control	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	Death or Disability	Retirement
Thomas Logan	Cash Severance	$2,724,516(1)	$4,704,516(2)	$1,074,516(3)
	Accelerated Vesting of Equity Awards(4)(5)	$6,459,470	$20,875,534	$20,875,534	$13,184,500
	Payout under Deferred Compensation Plan(6)	$4,776,656	$4,776,656	$4,776,656	$4,776,656
	Health Benefits(7)	$38,154	$38,154	$25,436
	Total	$13,998,796	$30,394,860	$26,752,142	$17,961,156

Brian Schopfer	Cash Severance	$1,229,575(1)	$1,634,575(2)	$689,575(3)
	Accelerated Vesting of Equity Awards(4)(5)	$1,658,230	$5,876,781	$5,876,781	$1,658,230
	Health Benefits(7)	$7,698	$7,698	$—	$—
	Total	$2,895,503	$7,519,054	$6,566,356	$1,658,230

Loic Eloy	Cash Severance	$1,435,435(8)	$1,435,435(8)	$389,676(9)	$266,269(10)
	Accelerated Vesting of Equity Awards(4)(5)			$2,613,789
	Health Benefits(7)
	Total	$1,435,435	$1,435,435	$3,003,465	$266,269

Emmanuelle Lee	Cash Severance	$686,495(1)	$908,995(2)	$241,495(3)
	Accelerated Vesting of Equity Awards(4)(5)	$419,101	$1,412,132	$1,412,132	$419,101
	Payout under Deferred Compensation Plan(6)	$245,546	$245,546	$245,546	$245,546
	Health Benefits(7)	$19	$19
	Total	$1,351,161	$2,566,692	$1,899,173	$664,647

Alison Ulrich	Cash Severance	$532,226(1)	$704,726(2)	$187,226(3)
	Accelerated Vesting of Equity Awards(4)(5)	$235,675	$941,273	$941,273	$235,675
	Payout under Deferred Compensation Plan(6)	$19,806	$19,806	$19,806	$19,806
	Health Benefits(7)	$15,438	$15,438	$0	$0
	Total	$803,145	$1,681,243	$1,148,305	$255,481

(1) Cash severance upon termination without Cause or for Good Reason other than in connection with a change in control includes (i) Base salary continuation for 24 months (12 months in the case of Mr. Schopfer and Mses. Lee and Ulrich), and (ii) a pro-rata portion of the annual

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Executive Compensation Tabular Disclosures
incentive bonus for the fiscal year in which the termination occurs. In addition, the amount reported also includes a portion of the retention bonus paid to Mr. Schopfer on October 7, 2022 (the “Schopfer Retention Bonus”) that is not required to be repaid by Mr. Schopfer upon such termination of employment.
(2) Cash severance upon termination without Cause or for Good Reason in connection with a change in control includes (i) 200% of the sum of base salary and target bonus (100% of the sum of base salary and target bonus in the case of Mr. Schopfer and Mses. Lee and Ulrich), and (ii) a pro-rata portion of the annual incentive bonus for the fiscal year in which the termination occurs. In addition, the amount reported for Mr. Schopfer also includes the amount of the Schopfer Retention Bonus that is not required to be repaid by Mr. Schopfer upon such termination of employment.
(3) Cash severance upon death or disability includes a pro-rata portion of the annual incentive bonus for the fiscal year in which the termination occurs. For Mr. Schopfer, the amount reported also includes the amount of the Schopfer Retention Bonus that is not required to be repaid by Mr. Schopfer upon such termination of employment.
(4) Acceleration of vesting of equity was calculated based on the market value of the shares underlying each of the outstanding equity awards, based on the closing price of our Class A common stock on the New York Stock Exchange on the last trading day of fiscal year 2025, December 31, 2025, which was $23.42.
(5) Amount reflects the vesting of RSUs and PSUs as follows:

Award Type	Termination Without Cause or Resignation for Good Reason Other than in Connection with a Change in Control	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control	Death or Disability	Retirement
RSUs
12 months of acceleration of vesting for Mr. Logan and 6 months of acceleration of vesting for all other NEOs except Mr. Eloy.

Mr. Eloy's employment agreement is governed by French Law and does not reference Termination Without Cause nor Resignation for Good Reason or address RSUs.

For all NEOs except Mr. Eloy, full acceleration of vesting, except Mr. Eloy. Mr. Eloy's RSUs are governed by a French-Qualified Subplan (the French "Subplan") which provides that in the event of a Change in Control unvested RSUs are forfeited unless otherwise treated in accordance with Section 12(c)(i) or (ii) of the Subplan as determined by the Compensation Committee in its sole discretion.
			For all NEOs, full acceleration of vesting (for Mr. Eloy, only upon death)	24 months of acceleration of vesting for Mr. Logan. 6 months of acceleration of vesting for all other NEOs except Mr. Eloy.
PSUs
For Mr. Logan, only the PSUs granted in 2023 will vest, based on actual performance through the applicable performance periods. Since the achievement of the applicable performance metrics for such performance periods are not determinable as of December 31, 2025, the value represents the target number of all PSUs.

For all other NEOs, except Mr. Eloy, only the PSUs granted in 2023 will vest, based on actual performance through the applicable performance period. Since the achievement of the applicable performance metrics for such performance period is not determinable as of December 31, 2025, the value represents the target number of 2023 PSUs.
		For all NEOs except Mr. Eloy, full acceleration of vesting. For Mr. Eloy, same treatment as RSUs above.	For all NEOs, all PSUs fully vest at target (for Mr. Eloy, only upon death)
For Mr. Logan, all PSUs will vest, based on actual performance through the applicable performance periods. Since the achievement of the applicable performance metrics for such performance periods are period determinable as of December 31, 2025, the value represents the target number of all PSUs.

For all other NEOs except Mr. Eloy, only the PSUs granted in 2023 will vest, based on actual performance through the applicable performance period. Since the achievement of the applicable performance metrics for such performance period is not determinable as of December 31, 2025, the value represents the target number of 2023 PSUs.

(6) Represents the amount that Mr. Logan and Mses. Lee and Ulrich are entitled to receive as a distribution under the Deferred Compensation Plan.
(7) Payment of the COBRA health insurance premiums by the Company to Mr. Logan and Mr. Logan's dependents for up to 18 months (12 months for death/disability), and to Mr. Schopfer and Ms. Lee for up to 12 months, and Ms. Ulrich and Ms. Ulrich's dependents for up to 12 months following the termination date.
(8) Mr. Eloy's cash severance was calculated as follows: annual salary equal to 12 times his average monthly earnings (based on the last 12 months prior to termination) in the amount of $740,436 (€631,114), a special indemnity for a PTO plan he lost eligibility for in 2017 in the

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Executive Compensation Tabular Disclosures
amount of $19,458 (€16,585), and Notice Period Pay equal to 3 times his average monthly salary (based on the last 12 months prior to termination) in the amount of $185,109 (€157,779), and statutory and collective termination indemnities in accordance with French Labor Law in the amount of $490,431 (€418,022). Mr. Eloy could be entitled to receive other amounts under applicable law and the National Collective Agreement for Engineers and Executives for the Metallurgy Sector, a French collective bargaining agreement, that will vary in accordance with the circumstances of Mr. Eloy's termination and his claims at that time and are not determinable as of December 31, 2025.
(9) Mr. Eloy's cash severance was calculated as follows: 6 months of his average monthly salary (based on the last 12 months prior to disability) in the amount of $370,218 (€315,557) and a special indemnity for a PTO plan he lost eligibility for in 2017 in the amount of $19,458 (€16,585).
(10) Upon Mr. Eloy's retirement, if he is still employed by the French Subsidiary, Mr. Eloy will be entitled to a bonus retirement cash payment from the French Subsidiary in an amount equal to 4 times his average monthly salary (based on the last 12 months prior to retirement), pursuant to the National Collective Agreement for Engineers and Executive for the Metallurgy Sector, equivalent amount is $246,812 (€210,371). In addition, Mr. Eloy will receive a special indemnity for a PTO plan he lost eligibility for in 2017 in the amount of $19,458 (€16,585).

2026 PROXY STATEMENT	80

Executive Compensation Tabular Disclosures
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and the financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and its NEOs pay. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see the section titled “Compensation Discussion and Analysis”.
The table below presents information on the compensation of our chief executive officer (principal executive officer or “PEO”) and our other NEOs in comparison to certain performance metrics for the covered fiscal years. Net Income (Loss) is not a metric that the Compensation Committee uses when setting executive compensation, but is required by Item 402(v) of Regulation S-K to be used as a performance metric in this disclosure. The use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules. Neither CAP nor the total amount reported in the Summary Compensation Table reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting the Summary Compensation Table Total values for the applicable year as described in the footnotes to the table. Note, the CAP values for fiscal periods July 1, 2021 – December 31, 2021 through January 1, 2024 – December 31, 2024 for both our chief executive officer and other NEOs as reported in the table below are driven by the issuance of profits interests awards made by the Sponsor in connection with the Business Combination which vest dependent upon the achievement of specified share price conditions. The profits interests awards achieved their respective stock price conditions and subsequently vested on November 12, 2024 and December 17, 2024.

Tabular Pay vs. Performance Disclosures
					Value of Fixed $100 Investment Based On:
Fiscal Period	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid for PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid for Non-PEO NEOs (4)	Mirion Technologies Total Shareholder Return (5)	Russell 2000 Index Total Shareholder Return (6)	Net Income (Loss) (7)	Adjusted EBITDA (7)(8)
Fiscal Year 2025	$7,035,470	$10,926,024	$1,604,817	$2,104,174	$225	$107	$29,800,000	$227,900,000
Fiscal Year 2024	$5,830,816	$53,333,639	$1,302,782	$4,457,847	$175	$203	$(36,600,000)	$203,600,000
Fiscal Year 2023	$4,883,922	$18,137,940	$1,238,261	$2,020,458	$103	$143	$(98,700,000)	$180,700,000
Fiscal Year 2022	$4,075,099	$(12,917,132)	$921,514	$(55,742)	$66	$121	$(288,400,000)	$164,700,000
Partial Fiscal Year 2021	$6,882,576	$13,399,948	$1,114,587	$1,825,348	$105	$140	Successor - $(23,000,000) Predecessor - $(152,400,000)	Successor - $44,500,000 Predecessor - $62,100,000

2026 PROXY STATEMENT	81

Executive Compensation Tabular Disclosures

2026 PROXY STATEMENT	82

Executive Compensation Tabular Disclosures

(1)
Mr. Logan was our PEO for all years shown. The amounts reported are the amounts of total compensation reported for our PEO for each corresponding year in the "Total" column of the Summary Compensation Table in each applicable year.

(2)	The amounts reported represent the “compensation actually paid” to our PEO, computed in accordance with Item 402(v) of Regulation S-K, but do not reflect the actual amount of compensation earned by or paid to our PEO in the applicable year. In accordance with Item 402(v) of Regulation S-K, below are the adjustments made to the amount reported for our PEO in the “Total” column of the Summary Compensation Table for each year to arrive at compensation actually paid to our PEO during each year shown:

PEO "CAP" Calculation Detail
	Fiscal Period
Compensation Element	Partial Fiscal Year 2021	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025
Summary Compensation Table (SCT) Reported Total Compensation	$6,882,576	$4,075,099	$4,883,922	$5,830,816	$7,035,470
Aggregate SCT Reported Equity Compensation (-)	(5,509,532)	(2,901,854)	(3,016,939)	(3,899,987)	(5,099,990)
(i) Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	5,730,904	2,290,703	4,643,369	6,993,272	7,739,736
(ii) Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	6,296,000	(16,021,350)	11,113,865	8,203,767	1,686,580
(iii) Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)	—	(359,730)	513,723	36,205,772	(435,772)
"Compensation Actually Paid" Determination	$13,399,948	$(12,917,132)	$18,137,940	$53,333,639	$10,926,024

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(3)	The amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding our PEO), in the “Total” column of the Summary Compensation Table in each applicable year. For Partial Fiscal Year 2021, the Company's non-PEO NEOs were Brian Schopfer and Michael Freed. For Fiscal Year 2022, the Company's non-PEO NEOs were Brian Schopfer, Michael Freed, Loic Eloy and Michael Rossi. For Fiscal Year 2023, the Company's non-PEO NEOs were Brian Schopfer, Loic Eloy and Michael Rossi. For Fiscal Years 2024 and 2025, the Company's non-PEO NEOs were Brian Schopfer, Loic Eloy, Emmanuelle Lee, and Alison Ulrich.

(4)	The amounts reported represent the average “compensation actually paid” to the NEOs other than our PEO as a group, computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual average amount of compensation earned by or paid to such NEOs as a group in the applicable year. In accordance with Item 402(v) of Regulation S-K, the following adjustments were made were made to the average of the amounts reported in the “Total” column of the Summary Compensation Table for the NEOs as a group (excluding our PEO) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

2026 PROXY STATEMENT	83

Executive Compensation Tabular Disclosures

Average Non-PEO NEOs "CAP" Calculation Detail

Compensation Element	Partial Fiscal Year 2021	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025
Summary Compensation Table (SCT) Reported Total Compensation	$1,114,587	$921,514	$1,238,261	$1,302,782	$1,604,817
Aggregate SCT Reported Equity Compensation (-)	(550,946)	(454,065)	(505,565)	(524,992)	(812,483)
(i) Year-End Fair Value of Awards Granted During the FY & Outstanding (+)	573,082	362,012	472,866	937,789	1,232,351
(ii) Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Outstanding (+/-)	688,625	(867,217)	771,458	731,876	140,150
(iv) Year-Over-Year Change in Fair Value of Awards Granted During Previous FYs & Vesting During Covered FY (+/-)	—	(17,986)	43,438	2,010,392	(60,661)
"Compensation Actually Paid" Determination	$1,825,348	$(55,742)	$2,020,458	$4,457,847	$2,104,174

The equity award adjustments for each fiscal year include the amounts noted in footnote 2.

(5)	TSR for the Company is calculated based on an assumed $100 investment as of 6/30/2021, the last trading day within the July 1, 2020 - June 30, 2021 fiscal period, and the reinvestment of any issued dividends.

(6)	Represents the weighted peer group TSR. The peer group used for this purpose is the Russell 2000 Industrials Index. The peer group TSR calculated for the Russell 2000 Industrials Index is based on an assumed $100 investment as of 6/30/2021, the last day of the July 1, 2020 - June 30, 2021 fiscal period, and the reinvestment of any issued dividends. The Russell 2000 Industrials Index is utilized to help determine executive pay as Company TSR relative to the Russell 2000 Industrials Index is the basis, in part, by which executive performance awards are earned.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company's audited financial statements for the applicable fiscal year. The amount of net income reported for the fiscal period from July 1, 2021 through December 31, 2021 reflects the net income relating to the Predecessor for July 1, 2021 through October 19, 2021 and the net income relating to the Successor for October 20, 2021 through December 31, 2021.

(8)
The Company Selected Measure is Adjusted EBITDA. While we consider numerous financial and non-financial performance measures for the purpose of evaluating and determining executive compensation, we consider Adjusted EBITDA, which is one of the measures used to determine annual cash incentive compensation for our NEOs, to be the most important performance measure used by the Company to link compensation actually paid to the NEOs for fiscal year 2025 to Company performance. For a reconciliation of Adjusted EBITDA to net income (loss), please see the reconciliation below under “Tabular List of Performance Measures.” Adjusted EBITDA used for our compensation programs differs from reported adjusted EBITDA due to adjustments to remove impacts of current year acquisitions and setting foreign exchange impacts at the targeted exchange rates.

Description of the Relationship Between Compensation Actually Paid and Performance Metrics
The Company’s Compensation Committee reviews a variety of Company-wide and individual factors to link executive compensation actually paid with Company and executive performance, not all of which are presented in the Pay versus Performance table above. To promote strong pay-for-performance orientation when setting executive pay levels, the Compensation Committee considers the Company's absolute and relative TSR, short- and long-term business outlook, including net income and Adjusted EBITDA, and the broader market environment. Moreover, the Company calculates compensation to the PEO and other NEOs on a basis different than the amount reported in the Summary Compensation Table and CAP presented in the Pay Versus Performance table, as calculated in accordance with Item 402(v) of Regulation S-K, is not considered by the Board and the Compensation Committee in evaluating or determining executive compensation.

2026 PROXY STATEMENT	84

Executive Compensation Tabular Disclosures
In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between compensation actually paid and the financial performance metrics presented in the Pay Versus Performance table. We note, however, that since the five reported periods vary in length, CAP and Company performance may not be immediately comparable on a period-by-period basis. That said, we believe the Pay Versus Performance table shows the alignment between CAP to the NEOs and the Company's performance, consistent with our compensation philosophy as described in our CD&A. Specifically, CAP for the Company's PEO decreased from $53,333,639 in Fiscal Year 2024 to $10,926,024 in the most recently completed fiscal period disclosed, and also decreased for the Company’s average non-PEO NEO from $4,457,847 to $2,104,174 over the same comparable fiscal periods. Despite the decrease in CAP, which is largely attributed to the vesting of profits interests awards in 2024, the Company TSR increased from the last fiscal period disclosed to the most recently completed fiscal period. Further, Adjusted EBITDA, the primary measure used by the Committee to link pay and performance, increased from $203,600,000 in Fiscal Year 2024 to $227,900,000 in the most recently completed fiscal period. Finally, our net income increased from a loss of ($36,600,000) in Fiscal Year 2024 to a gain of $29,800,000 in the most recently completed fiscal period.

2026 PROXY STATEMENT	85

Executive Compensation Tabular Disclosures

Tabular List of Performance Measures
On October 20, 2021 (the "Closing" or the "Closing Date"), Mirion Technologies (Topco), Ltd. ("Mirion TopCo") consummated its business combination (the "Business Combination") with GS Acquisition Holdings Corp II ("GSAH"). On the Closing Date, GSAH was renamed Mirion Technologies, Inc. As a result of the Business Combination, Mirion's financial statement presentation distinguishes Mirion TopCo as the "Predecessor" for periods prior to the closing of the Business Combination and Mirion Technologies, Inc. as the "Successor" for periods after the Closing. As a result of the application of the acquisition method of accounting for the Successor, the financial statements for the periods following the Closing are presented on a full step-up basis as a result of the Business Combination, and are therefore not comparable to the financial statements of the Predecessor that are not presented on the same full step-up basis due to the Business Combination.
As required by the SEC rules, the Company has determined the following as its most important measures used to link compensation actually paid to our NEOs to company performance for fiscal year 2025, which are the only financial performance measures used to link compensation actually paid to company performance for fiscal year 2025.

Adjusted EBITDA
Adjusted Free Cash Flow
Adjusted Organic Revenue Growth
Relative Total Shareholder Return
We use financial measures for performance-based compensation purposes, including Adjusted EBITDA and Adjusted Free Cash Flow and Adjusted Organic Revenue, that are not measures of financial performance under GAAP, in particular as compensation targets and for the performance measures described above herein. We believe that non-GAAP financial information, when taken collectively, may be helpful to management and investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

2026 PROXY STATEMENT	86

Executive Compensation Tabular Disclosures

Adjusted EBITDA is defined as GAAP net income before interest expense, income tax expense, depreciation and amortization adjusted to remove the impact of foreign currency gains and losses, amortization of acquired intangible assets, the impact of purchase accounting on the recognition of deferred revenue, changes in the fair value of warrants, certain non-operating expenses (impairment related to a business held for sale and an equity investment, incremental one-time costs related to the Business Combination, incremental one-time costs associated with becoming a public company, mergers and acquisition expenses, restructuring costs, costs to achieve information technology system integration and efficiency, and costs to achieve integration and operational synergies), stock-based compensation expense, debt extinguishment, goodwill impairment, and the income tax impacts of these adjustments. Adjusted EBITDA used for our compensation programs differs from reported adjusted EBITDA due to adjustments to remove impacts of current year acquisitions and setting foreign exchange impacts at the targeted exchange rates. A reconciliation of Adjusted EBITDA to the most comparable GAAP measure is set forth in the tables that follow.

	Predecessor
(In millions)	From July 1, 2021 through October 19, 2021	Year Ended June 30, 2021
Net loss (GAAP)	$(105.7)	$(158.4)
Interest expense, net	52.8	163.2
Income tax expense (benefit)	(5.6)	(5.9)
Amortization	19.7	62.8
Depreciation	6.2	20.8
Stock-based compensation expense	9.3	—
Debt extinguishment	15.9	—
Foreign currency (gain) loss, net	(0.6)	13.4
Revenue reduction from purchase accounting	4.5	8.0
Cost of revenues impact from inventory valuation purchase accounting	—	5.2
Non-operating expenses	34.7	43.1
Reported Adjusted EBITDA (Non-GAAP)	$31.2	$152.2

2026 PROXY STATEMENT	87

Executive Compensation Tabular Disclosures

	Successor
(In millions)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	From October 20, 2021 through December 31, 2021
Net loss (GAAP)	$29.8	$(36.6)	$(98.7)	$(288.4)	$(23.0)
Interest expense, net	30.1	51.3	57.1	41.9	6.2
Income tax expense (benefit)	2.9	2.7	(6.6)	(18.2)	(6.8)
Amortization	102.4	118.5	131.3	145.8	32.0
Depreciation	35.6	31.9	31.5	28.7	5.3
Stock-based compensation expense	15.2	15.6	21.9	31.8	5.3
Increase (decrease) in fair value of warrant liabilities	—	5.3	24.8	(37.6)	(1.2)
Goodwill impairment	—	—	—	211.8	—
Other impairments	—	—	—	7.0	—
Debt extinguishment	6.3	—	2.6	—	—
Foreign currency (gain) loss, net	(17.4)	2.2	(0.3)	4.9	1.6
Revenue reduction from purchase accounting	—	—	—	—	2.3
Cost of revenues impact from inventory valuation purchase accounting	—	—	—	6.3	15.8
Non-operating expenses	23.0	12.7	17.1	30.7	7.0
Reported Adjusted EBITDA (Non-GAAP)	227.9	203.6	180.7	164.7	$44.5
Adjustments to remove impacts of current year acquisitions and setting foreign exchange impacts at the targeted exchange rates	(10.3)	2.9	(2.2)	1.8
Adjusted EBITDA for Compensation (Non-GAAP)	$217.6	$206.5	$178.5	$166.5

Revenues (GAAP)	$925.4
Adjustments to set foreign exchange impacts at the targeted exchange rates	(43.7)
Adjusted Revenues for Compensation (Non-GAAP)	$881.7

Adjusted EBITDA Margin for Compensation (Non-GAAP)	24.68%

2026 PROXY STATEMENT	88

Executive Compensation Tabular Disclosures
Medical Group

	Successor				Predecessor
(In millions)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended June 30, 2021
Income from operations (GAAP)	$46.9	$22.3	$13.0	$(98.9)	$2.3
Amortization	45.3	52.6	54.7	64.3	23.2
Depreciation	20.2	20.4	20.5	18.1	10.1
Stock-based compensation expense	1.8	1.1	0.7	0.6	—
Goodwill impairment	—	—	—	87.3	—
Revenue reduction from purchase accounting	—	—	—	—	8.0
Cost of revenues impact from inventory valuation purchase accounting	—	—	—	0.9	5.2
Non-operating expenses(1)	3.1	8.0	8.6	14.6	3.6
Other income/expense	(1.0)	0.2	—	—	—
Reported Adjusted EBITDA (Non-GAAP)	116.3	104.6	97.5	86.9	$52.4
Adjustments to remove impacts of current year acquisitions and setting foreign exchange impacts at the targeted exchange rates	(0.4)	0.3	(1.1)	(0.3)
Adjusted EBITDA for Compensation (Non-GAAP)	$115.9	$104.9	$96.4	$86.6

Revenues (GAAP)	$310.8
Adjustments to set foreign exchange impacts at the targeted exchange rates	(3.2)
Adjusted Revenues for Compensation (Non-GAAP)	$307.6

Adjusted EBITDA Margin for Compensation (Non-GAAP)	37.68%
(1) In FY 2023, non-operating expenses were included in Medical Group and Nuclear & Safety Group segment earnings for the first time. For comparability purposes, reported income (loss) from operations has been adjusted for prior periods. Non-operating expenses only impacted adjusted EBITDA for compensation purposes in FY 2023.

2026 PROXY STATEMENT	89

Executive Compensation Tabular Disclosures
Nuclear & Safety Group

	Successor				Predecessor
(In millions)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended June 30, 2021
Income from operations (GAAP)	$101.1	$78.9	$46.0	$(103.1)	$68.1
Amortization	57.1	65.9	76.6	81.5	39.6
Depreciation	14.5	10.9	10.3	9.6	10.1
Stock-based compensation expense	2.4	1.8	1.3	1.0	—
Goodwill impairment	—	—	—	124.5	—
Cost of revenues impact from inventory valuation purchase accounting	—	—	—	5.4	—
Non-operating expenses(1)	2.1	2.1	1.1	5.1	13.3
Other income/expense	0.5	0.2	0.1	—	0.4
Reported Adjusted EBITDA (Non-GAAP)	177.7	159.8	135.4	124.0	$131.5
Adjustments to remove impacts of current year acquisitions and setting foreign exchange impacts at the targeted exchange rates	(10.5)	2.1	(1.0)	2.0
Adjusted EBITDA for Compensation (Non-GAAP)	$167.2	$161.9	$134.4	$126.0

Revenues (GAAP)	$614.6
Adjustments to set foreign exchange impacts at the targeted exchange rates	(40.5)
Adjusted Revenues for Compensation (Non-GAAP)	$574.1

Adjusted EBITDA Margin for Compensation (Non-GAAP)	29.12%
(1) In FY 2023, non-operating expenses were included in Medical Group and Nuclear & Safety Group segment earnings for the first time. For comparability purposes, reported income (loss) from operations has been adjusted for prior periods. Non-operating expenses only impacted adjusted EBITDA for compensation purposes in FY 2023.

2026 PROXY STATEMENT	90

Executive Compensation Tabular Disclosures
Corporate Group

	Successor				Predecessor
(In millions)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended June 30, 2021
Income from operations (GAAP)	$(96.5)	$(76.4)	$(80.9)	$(95.8)	$(59.2)
Depreciation	0.9	0.6	0.7	1.0	0.6
Stock-based compensation expense	11.0	12.7	19.9	30.2	—
Other impairment	—	—	—	7.0	—
Non-operating expenses(1)	18.3	2.2	8.5	11.0	27.0
Other income/expense	0.2	0.1	(0.4)	0.4	(0.1)
Reported Adjusted EBITDA (Non-GAAP)	$(66.1)	$(60.8)	$(52.2)	$(46.2)	$(31.7)
(1) In FY 2023, non-operating expenses were included in Medical Group and Nuclear & Safety Group segment earnings for the first time. For comparability purposes, reported income (loss) from operations has been adjusted for prior periods. Non-operating expenses only impacted adjusted EBITDA for compensation purposes in FY 2023.

Adjusted Free Cash Flow is defined as free cash flow adjusted to include the impact of cash used to fund certain non-operating expenses described above in the definition of Adjusted EBITDA as well as proceeds from derivative contracts. Free cash flow is defined as GAAP net cash provided by operating activities adjusted to include the impact of purchases of property, plant, and equipment and purchases of badges. Our Adjusted Free Cash Flow used for purposes of our compensation programs are included below, including a reconciliation of Adjusted Free Cash Flow to the most comparable GAAP measure is set forth below:

	Successor				Predecessor
(In millions)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	Year Ended June 30, 2021
Net cash provided by operating activities	$143.3	$99.1	$95.2	$39.4	$53.6
Purchases of property, plant, and equipment and badges	(36.4)	(48.8)	(37.1)	(34.2)	(23.2)
Free cash flow (non-GAAP)	$106.9	$50.3	$58.1	$5.2	$30.4
Proceeds from derivative contracts	3.4	4.6	4.4	—	—
Cash used for non-operating expenses	19.7	10.5	11.7	30.7	30.8
Other	(9.0)	8.0	(0.6)	—	—
Adjusted free cash flow (non-GAAP)	$121.0	$73.4	$73.6	$35.9	$61.2

Adjusted Organic Revenue for our compensation programs is defined as Adjusted Revenue excluding the impact of foreign exchange rates as well as mergers and acquisitions in the period. Adjusted Revenue is defined as GAAP Revenue adjusted to remove the impact of purchase accounting on the recognition of deferred revenue. Adjusted Organic Revenue Growth is calculated by comparing Adjusted Organic Revenue to Adjusted Revenue in the prior year.

2026 PROXY STATEMENT	91

Executive Compensation Tabular Disclosures

	Successor	Successor
(In millions)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$925.4	$860.8
Revenues reduction from purchase accounting	—	—
Adjusted revenues (non-GAAP)	$925.4	$860.8
Less effect of acquisitions / divestitures	(15.6)
Less effect of foreign currency translation	(15.4)
Adjusted organic revenues (non-GAAP)	$894.4		3.9%
(1) Year-over-year growth percentage is calculated as 2025 adjusted organic revenues less 2024 adjusted revenues, divided by 2024 adjusted revenues.

	Successor	Successor
(In millions)	Year Ended December 31, 2024	Year Ended December 31, 2023	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$860.8	$800.9
Revenues reduction from purchase accounting	—	—
Adjusted revenues (non-GAAP)	$860.8	$800.9
Less effect of acquisitions / divestitures	(7.8)
Less effect of foreign currency translation	0.8
Adjusted organic revenues (non-GAAP)	$853.8		6.6%
(1) Year-over-year growth percentage is calculated as 2024 adjusted organic revenues less 2023 adjusted revenues, divided by 2023 adjusted revenues.

	Successor	Successor
(In millions)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$800.9	$717.8
Revenues reduction from purchase accounting	—	—
Adjusted revenues (non-GAAP)	$800.9	$717.8
Less effect of acquisitions / divestitures	(10.8)
Less effect of foreign currency translation	(5.7)
Adjusted organic revenues (non-GAAP)	$784.4		9.3%
(1) Year-over-year growth percentage is calculated as 2023 adjusted organic revenues less 2022 adjusted revenues, divided by 2022 adjusted revenues.

2026 PROXY STATEMENT	92

Executive Compensation Tabular Disclosures

	Successor	Successor	Predecessor		Combined (Non-GAAP)
(In millions)	Year Ended December 31, 2022	From October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Six Months Ended June 30, 2021	Year Ended December 31, 2021	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$717.8	$154.1	$168.0	$346.2	$668.3
Revenues reduction from purchase accounting	—	2.3	4.5	8.0	14.8
Adjusted revenues (non-GAAP)	$717.8	$156.4	$172.5	$354.2	$683.1
Less effect of acquisitions	(27.0)
Less effect of foreign currency translation	31.0
Adjusted organic revenues (non-GAAP)	$721.8					5.7%
(1) Year-over-year growth percentage is calculated as 2022 adjusted organic revenues less 2021 combined adjusted revenues, divided by 2021 combined adjusted revenues.

2026 PROXY STATEMENT	93

Executive Compensation Tabular Disclosures
Medical Group

	Successor	Successor
(In millions)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$310.8	$299.7
Revenues reduction from purchase accounting	—	—
Adjusted revenues (non-GAAP)	$310.8	$299.7
Less effect of acquisitions / divestitures	(0.5)
Less effect of foreign currency translation	(1.7)
Adjusted organic revenues (non-GAAP)	$308.6		3.0%
(1) Year-over-year growth percentage is calculated as 2025 adjusted organic revenues less 2024 adjusted revenues, divided by 2024 adjusted revenues.

	Successor	Successor
(In millions)	Year Ended December 31, 2024	Year Ended December 31, 2023	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$299.7	$284.5
Revenues reduction from purchase accounting	—	—
Adjusted revenues (non-GAAP)	$299.7	$284.5
Less effect of acquisitions / divestitures	(7.8)
Less effect of foreign currency translation	—
Adjusted organic revenues (non-GAAP)	$291.9		2.6%
(1) Year-over-year growth percentage is calculated as 2024 adjusted organic revenues less 2023 adjusted revenues, divided by 2023 adjusted revenues.

	Successor	Successor
(In millions)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$284.5	$271.7
Revenues reduction from purchase accounting	—	—
Adjusted revenues (non-GAAP)	$284.5	$271.7
Less effect of acquisitions / divestitures	10.1
Less effect of foreign currency translation	(0.8)
Adjusted organic revenues (non-GAAP)	$293.8		8.1%
(1) Year-over-year growth percentage is calculated as 2023 adjusted organic revenues less 2022 adjusted revenues, divided by 2022 adjusted revenues.

2026 PROXY STATEMENT	94

Executive Compensation Tabular Disclosures

	Successor	Successor	Predecessor		Combined (Non-GAAP)
(In millions)	Year Ended December 31, 2022	From October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Six Months Ended June 30, 2021	Year Ended December 31, 2021	Year over Year growth Percentage(1)
Revenues (GAAP)	$271.7	$49.2	$60.3	$103.6	$213.1
Revenues reduction from purchase accounting	—	2.3	4.5	8.0	14.8
Adjusted revenues (non-GAAP)	$271.7	$51.5	$64.8	$111.6	$227.9
Less effect of acquisitions	(11.6)
Less effect of foreign currency translation	2.4
Adjusted organic revenues (non-GAAP)	$262.5					15.2%
(1) Year-over-year growth percentage is calculated as 2022 adjusted organic revenues less 2021 combined adjusted revenues, divided by 2021 combined adjusted revenues.

2026 PROXY STATEMENT	95

Executive Compensation Tabular Disclosures
Nuclear & Safety Group

	Successor	Successor
(In millions)	Year Ended December 31, 2024	Year Ended December 31, 2024	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$614.6	$561.1
Revenues reduction from purchase accounting	—	—
Adjusted revenues (non-GAAP)	$614.6	$561.1
Less effect of acquisitions / divestitures	(15.1)
Less effect of foreign currency translation	(13.7)
Adjusted organic revenues (non-GAAP)	$585.8		4.4%
(1) Year-over-year growth percentage is calculated as 2025 adjusted organic revenues less 2024 adjusted revenues, divided by 2024 adjusted revenues.

	Successor	Successor
(In millions)	Year Ended December 31, 2024	Year Ended December 31, 2023	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$561.1	$516.4
Revenues reduction from purchase accounting	—	—
Adjusted revenues (non-GAAP)	$561.1	$516.4
Less effect of acquisitions / divestitures	—
Less effect of foreign currency translation	0.8
Adjusted organic revenues (non-GAAP)	$561.9		8.8%
(1) Year-over-year growth percentage is calculated as 2024 adjusted organic revenues less 2023 adjusted revenues, divided by 2023 adjusted revenues.

	Successor	Successor
(In millions)	Year Ended December 31, 2023	Year Ended December 31, 2022	Year-over-Year Growth Percentage(1)
Revenues (GAAP)	$516.4	$446.1
Revenues reduction from purchase accounting	—	—
Adjusted revenues (non-GAAP)	$516.4	$446.1
Less effect of acquisitions / divestitures	(20.5)
Less effect of foreign currency translation	(4.9)
Adjusted organic revenues (non-GAAP)	$491.0		10.1%
(1) Year-over-year growth percentage is calculated as 2023 adjusted organic revenues less 2022 adjusted revenues, divided by 2022 adjusted revenues.

2026 PROXY STATEMENT	96

Executive Compensation Tabular Disclosures

	Successor	Successor	Predecessor		Combined (Non-GAAP)
(In millions)	Year Ended December 31, 2022	From October 20, 2021 through December 31, 2021	From July 1, 2021 through October 19, 2021	Six Months Ended June 30, 2021	Year Ended December 31, 2021	Year over Year growth Percentage(1)
Revenues (GAAP)	$446.1	$104.9	$107.7	$242.6	$455.2
Revenues reduction from purchase accounting	—	—	—	—	—
Adjusted revenues (non-GAAP)	$446.1	$104.9	$107.7	$242.6	$455.2
Less effect of acquisitions	(15.4)
Less effect of foreign currency translation	28.6
Adjusted organic revenues (non-GAAP)	$459.3					0.9%
(1) Year-over-year growth percentage is calculated as 2022 adjusted organic revenues less 2021 combined adjusted revenues, divided by 2021 combined adjusted revenues.

Relative TSR is defined as the Total Shareholder Return for Mirion during the relevant performance period measured as a comparative percentile to all companies in the Russell 2000 Industrials index. Total Shareholder Return is the share price appreciation of any particular company’s publicly traded common stock plus dividends accrued, as measured during the applicable performance period.

See the "Compensation Discussion and Analysis" above and published in the Company’s historical proxy statements for additional detail on executive compensation actions. Note, the compensation value ultimately realized by the Company’s executive officers remains subject to significant variation over time (e.g., forfeiture of unvested awards prior to vesting, variation in stock price prior to award monetization).

2026 PROXY STATEMENT	97

Executive Compensation Tabular Disclosures
Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2025:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	3,903,859(2)	—	38,221,906 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	3,903,859	—	38,221,906

(1)	Includes the "Company's Omnibus Incentive Plan”.

(2)	Represents 3,903,859 shares of Class A common stock subject to RSUs and PSUs outstanding as of December 31, 2025. RSUs and PSUs do not have an exercise price. The number of securities to be issued with respect to the settlement of PSUs reflect the maximum number of shares under best-case achievement of the underlying performance metrics.

(3)	As of December 31, 2025, an aggregate of 38,221,906 shares of Class A common stock were available for issuance under the Incentive Plan assuming maximum number of shares issued for outstanding PSUs. The number of shares of Class A common stock reserved for issuance under the Incentive Plan will automatically increase on the first day of each fiscal year through and including January 1, 2031 by the lesser of (i) 3% of the total number of outstanding shares of Class A common stock on the last day of the immediately preceding fiscal year, (ii) 9,976,164 shares of the Class A common stock and (iii) such number of shares of Class A common stock as determined by the compensation committee of our board of directors. If an award expires or is cancelled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the Incentive Plan. Shares tendered or withheld to pay or satisfy the exercise price of a stock option or SAR or to pay taxes in respect of any stock option or SAR, will again be available for issuance under the Incentive Plan. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the Incentive Plan.

2026 PROXY STATEMENT	98

Certain Relationships and Related Party Transactions
Ratio of Annual Compensation for the CEO to our Median Employee
As required in Item 402(u) of Regulation S-K, we have estimated the ratio of the 2025 annual total compensation of our CEO to the annual total compensation of our median employee was 97 to 1, calculated as follows:
For fiscal year 2025, the CEO's total annual compensation was $7,035,470.
The median of annual total compensation for all employees was $72,676.
The CEO's total annual compensation was approximately 97 times that of our median employee.
As a global organization, approximately 50% of our almost 2,900 employees were located outside of the United States as of December 31, 2025. The countries with our largest number of employees are the United States, France, and Germany. Consistent with our executive compensation program, our global compensation program is designed to be competitive in terms of both the position and the geographic location in which an employee is located. We identified our median employee based on base salary of all our global employees as of December 31, 2024. We chose this as our consistently applied compensation measure because we believed it was representative of employee compensation at the Company. In identifying the median employee, we converted compensation amounts paid in foreign currencies based on the exchange rate on December 31, 2024, provided by Yahoo Finance and annualized the compensation of individuals who joined our Company during 2024. We did not make any cost-of-living adjustments. The median employee was employed in the United States and serves as a Functional Manager. We calculated the median employee’s compensation under the Summary Compensation Table rules and compared that to the annual total compensation of our CEO, as disclosed in the Summary Compensation Table. As permitted by Item 402(u) of Regulation S-K, we used the same median employee for 2025 as we did for 2024, but updated the median employee's compensation as described in the prior sentence.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2026 PROXY STATEMENT	99

Certain Relationships and Related Party Transactions
Certain Relationships and Related Party Transactions
Other than as set forth below we had no transactions during 2025, and none are currently proposed, to which we were a party or will be a party, in which:
•The amounts involved exceed $120,000; and
•Any of our directors, director nominees, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with our directors and executive officers. We are also party to an insurance policy that insures our directors and executive officers against certain liabilities. Executive and director compensation is described elsewhere in the proxy statement.

2026 PROXY STATEMENT	100

Proposal No. 3 - Advisory Vote to Approve Compensation of Named Executive Officers
Related Party Transaction Policy
Our Board of Directors has adopted a written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related party transactions. A “related party transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is, or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “related party” means:
•Any director (which term includes any director nominee of the Company) or executive officer of the Company;
•Any immediate family member of any of the foregoing persons, which means a child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person sharing the household (other than a tenant or employee);
•Any nominee for director and the immediate family members of such nominee; and
•A 5% beneficial owner of the Company’s voting securities or any immediate family member of such owner.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee has the responsibility to review related party transactions.

2026 PROXY STATEMENT	101

Proposal No. 3 - Advisory Vote to Approve Compensation of Named Executive Officers
Proposal No. 3
Non-Binding Advisory Vote to Approve Compensation of Named Executive Officers
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this proxy statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Executive Compensation” above. This vote is a non-binding, stockholder advisory vote on executive compensation (or "say-on-pay vote").
The Board believes that our executive compensation programs align the interests of stockholders and executive officers by emphasizing variable, at-risk compensation through a combination of long-term equity incentives and annual cash incentives. We encourage you to read the disclosure under “Compensation Discussion and Analysis” to learn more about our executive compensation programs and policies.
While the results of the say-on-pay vote are non-binding and advisory in nature, our Board and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
Our Board currently intends to conduct advisory votes on executive compensation every year and our next advisory say-on-pay vote will take place at our 2026 Annual Meeting.

2026 PROXY STATEMENT	102

Additional Information
The language of the resolution is as follows:
"RESOLVED that the compensation paid to the named executive officers, as disclosed in this proxy statement for the 2026 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby approved on a non-binding advisory basis."
In considering their vote, stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting on this proposal, with shares of our Class A common stock and Class B common stock voting together as a single class, shall be required to approve this proposal. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal.

The Board recommends a vote "FOR" the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

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Additional Information
List of Stockholders of Record
In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at 1218 Menlo Drive, Atlanta, GA 30318 or at www.proxyvote.com.
Other Business
Our Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.

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MIRION IS

Powering advancements in nuclear power

MIRION
TECHNOLOGIES

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MIRION IS

Improving quality of cancer care

MIRION
MEDICAL

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MIRION

Copyright © 2026 Mirion Technologies, Inc. or its affiliates. All rights reserved. Mirion, the Mirion logo, and other trade names of Mirion products listed herein are registered trademarks or trademarks of Mirion Technologies, Inc. or its affiliates in the United States and other countries. Third party trademarks mentioned are the property of their respective owners.

MKTG-5934 2026 Mirion Proxy